                                                                   EXHIBIT 10.56

DATED                                                               23 JUNE 2000
--------------------------------------------------------------------------------


               THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND  (1)



                              NOVA CORPORATION                  (2)


                                     - and -


                      EUROCONEX TECHNOLOGIES LIMITED            (3)







               ---------------------------------------------------

                             JOINT VENTURE AGREEMENT

               ---------------------------------------------------



                                  Arthur Cox
                               Earlsfort Centre
                               Earlsfort Terrace
                                   Dublin 2

                     cdb\mks\Project.docs\Venice\JVA\EXEC.

                                   CONTENTS

No       Clause                                                                                            Page
--       ------                                                                                            ----
1.       Definitions and interpretation....................................................................   1
2.       Completion........................................................................................  10
3.       The Business......................................................................................  11
4.       Directors.........................................................................................  13
5.       Management of the Company.........................................................................  15
6.       Finance...........................................................................................  15
7.       Transfer of Shares................................................................................  16
8.       Deadlock..........................................................................................  17
9.       Distribution policy...............................................................................  19
10.      Warranties........................................................................................  19
11.      Undertakings......................................................................................  20
12.      Confidentiality...................................................................................  32
13.      Restrictions on announcements.....................................................................  33
14.      No partnership....................................................................................  33
15.      Conflict with Articles of Association.............................................................  33
16.      Remedies..........................................................................................  33
17.      Payments and costs................................................................................  34
18.      Transfer..........................................................................................  34
19.      Entire agreement..................................................................................  35
20.      Variation.........................................................................................  35
21.      Notices...........................................................................................  35
22.      Waiver............................................................................................  36
23.      Severability......................................................................................  36
24.      Counterparts......................................................................................  37
25.      Further assurance.................................................................................  37
26.      Governing law and jurisdiction....................................................................  37


Schedule 1        Details of the Company...................................................................  39
Schedule 2        Completion...............................................................................  40
Schedule 3        Memorandum and Articles of Association...................................................  41
Schedule 4        Deed of Adherence........................................................................  42
Schedule 5        Pre-emption provisions...................................................................  44
Schedule 6        Asset Contribution Agreement.............................................................  50
Schedule 7        Outsourcing Agreement....................................................................  51
Schedule 8        NOVA Software License Agreement..........................................................  52
Schedule 9        BOI Services Agreement...................................................................  53
Schedule 10       Sphere of operations.....................................................................  53
Schedule 11       Matters requiring Shareholder consent or Board approval..................................  55
Schedule 12       Business Plan............................................................................  59
Schedule 13       Econex Distribution Agreement............................................................  60

THIS AGREEMENT is made on the 23/rd/ day of June 2000 with the intent that it should be effective from 1/st/ April 2000

BETWEEN:

(1) THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, an unregistered company established in Ireland, whose head office is Lower Baggot Street, Dublin 2, Ireland ("BOI");

(2) NOVA CORPORATION, a company incorporated under the laws of the State of Georgia, whose registered office is at One Concourse Parkway, Suite 300, Atlanta, Georgia 30328, USA ("NOVA"); and

(3) EUROCONEX TECHNOLOGIES LIMITED a company incorporated in Ireland with registered number 327239, whose registered office is at Arthur Cox Building, Earlsfort Centre, Earlsfort Terrace, Dublin 2 (the "Company").

RECITALS:

(A) The Company is an Irish private company limited by shares incorporated on 26th day of April, 2000 under the Companies Acts, 1963 to 1999. Further details of the Company are set out in Schedule 1.

(B) NOVA and BOI each hold 1 Share in the capital of the Company and now wish to enter into this Agreement for the purposes of regulating their joint venture on the terms set out below.

(C) Each of the Parties enters into this Agreement in consideration of each of the other Parties entering into this Agreement and accepting the terms, undertakings and covenants contained herein.

IT IS AGREED as follows:

1.       Definitions and interpretation

1.1 In this Agreement, where the context so admits, the following words and expressions shall have the following meanings:

         "Ancillary           means the Asset Transfer Agreement, the
         Agreement"           Outsourcing Agreement, the Econex Distribution
                              Agreement, the NOVA Software License Agreements, the BOI Services Agreement, and the NOVA Services
                              Agreement;

         "Articles            means the articles of association to be adopted
          of Association"     by the Company in the form set out in Schedule 3
                              and any reference to an "Article" shall be a reference to that article of the Articles of Association;

         "Asset Contribution  the asset contribution agreement between BOI and
          Agreement"          the Company in the form set out in Schedule 6;

         "Associated          means
          Company"

                              (a)  in relation to BOI, any subsidiary
                                   undertaking of BOI or any joint venture
                                   vehicle of any of them (excluding any Member of the Group); and

                              (b)  in relation to NOVA, any subsidiary
                                   undertaking of NOVA or any joint venture vehicle of any of them (excluding any Member of the Group);

         "Board" means the Company's board of directors or the Directors present (personally or by their alternates) at any meeting of the Directors duly convened and held;

         "BOI Director"       means a non-executive Director appointed by the
                              BOI Shareholder pursuant to Clause 4.1;

         "BOI Merchant        at any time, means merchant customers of the
          Customers"          Company located in Ireland, Northern Ireland or
                              the United Kingdom at such time which are introduced to the Company by BOI pursuant to the provisions of the Outsourcing Agreement, including merchant customers of BOI immediately prior to Completion but excluding any such merchant customers at such time who no longer receive a significant portion of their banking requirements from BOI or its subsidiary undertakings;

         "BOI Services        means the services agreement between BOI and the
         Agreement"           Company, in the form set out in Schedule 9;

         "BOI Share"          means an Ordinary Share of 1 par value in the
                              share capital of the Company held by BOI or its permitted transferee hereunder, having the rights and benefits and being subject to the restrictions set out in the Articles of Association;

         "BOI Shareholder"    means the registered holder of one or more BOI
                              Shares;

         "Business"           means the business of the Group as described in
                              Clause 3.1 and such other business as the Shareholders may agree in writing from time to time should be carried on by the Company and the other Members of the Group (provided that the provisions of Clauses 11.1 and 11.3(a)(ii) shall not apply to the Business as extended without the prior approval of each Shareholder);

         "Business Day"       means any day (except any Saturday or Sunday) on
                              which banks in Dublin generally are open for business;

         "Business            Plan" means, at the date of this Agreement, the
                              Company's first annual business plan in the form set out in Schedule 12 and at any subsequent date, the most recent annual business plan of the Company and the Group approved in accordance with Clause 11.7;

         "Buy-Sell Notice"    has the meaning given to that phrase in Clause
                              8.4(a);

         "Card" means any form of credit card, debit card, charge card, stored value card, loyalty card or any virtual card which permits or enables transactions on a customer's account;

         "Change in Control"  shall be deemed to occurred in relation to BOI or
                              NOVA, as the case may be, if:

                              (a) any person acquires or controls, whether directly or indirectly, shares or securities that ultimately confer in aggregate not less than 51% of the voting rights in BOI or NOVA, as the case may be; or

                              (b)  any two or more persons who actively
                                   cooperate in the doing, or procuring of the doing of, any act, with the result that one or more of them acquires or controls, whether directly or indirectly, shares or securities that ultimately confer in aggregate not less than 51% of the voting rights in BOI or NOVA, as the case may be;

         "Circulation Period" has the meaning given to that phrase in Clause
                              8.1;

         "Companies Acts"     means the Companies Acts, 1963 to 1999;

         "Competitor"         means

                              (a)  in the case of BOI, a person actually
                                   competing with BOI in the provision of
                                   general banking and financial services in Ireland; and

                              (b)  in the case of NOVA, a person actually
                                   competing with NOVA in the United States;

         "Completion"         means completion of the matters referred to in
                              Schedule 2;

         "Completion Date"    means the date of this Agreement;

         "Confidential        means:
          Information"

                              (a)  (i) all information of whatever nature
                                       (whether oral, written or in any other
                                       form, in whatever medium stored or
                                       maintained, including magnetic or digital
                                       form) containing, consisting or being in the nature of:

                                       (A)  non-public, proprietary,
                                            confidential or business information
                                            relating to; or

                                       (B)  intellectual property, business
                                            methods or know-how of any kind
                                            owned or developed by,

                                       any member of the Group, any other Party, any of their respective Associated Companies (the "Relevant

                                       Person") or any customer of any of them, which is obtained from time to time by or on behalf of any Relevant Person (in any capacity), either orally, in writing or otherwise from any other Relevant Person or anyone acting on a Relevant Person's behalf or any Relevant Person's customers, or pursuant to discussions with directors, employees, advisers or agents of any Relevant Person;

                                (ii)   the terms and conditions of this
                                       Agreement; and


                               (iii) the terms and conditions of the Ancillary Agreements; and

                           (b) all notes, analyses, valuations, opinions,
                               papers, compilations, studies or other data or materials or documents prepared by a Relevant Person (in any capacity), his agents and/or advisers which are derived from or generated from or otherwise relating to or reflecting or containing any such information as is described in (a) above;

         "Deed of Adherence"   means a deed in the form attached as Schedule 4
                               pursuant to which a transferee of Shares agrees to be bound by all the terms of this Agreement as if it had been a signatory hereto;

         "Deemed Transfer      has the meaning given to that phrase in
          Notice"              paragraph 3 of Schedule 5;

         "Director"            means any director of the Company from time to
                               time;

         "Dissolution Period"  has the meaning given to that phrase in Clause
                               8.3;

         "Econex Distribution  means the software distribution agreement
         Agreement"            between NOVA and the Company in the form set out
                               in Schedule 13;

         "Effective Date"      means 1st April 2000;

         "Exclusive            up to 31/st/ December 2002, means the Territory
                               and after 31/st/ Territory" December 2002, means those countries in the Territory in which the Group's management:

                               (a)  has conducted (or procured the conduct of);
                                    or

                               (b)  is conducting (or procuring the conduct of),

                               significant marketing efforts by 31 December
                               2002, provided that there shall be deemed to be excluded from (a) and (b) above:

                               (i) any countries in the Territory in respect of which the Group has formally ceased to conduct marketing efforts by 31 December 2002; and

                              (ii) any countries in the Territory in which the Group is not actively processing transactions on behalf of merchants located in such countries by 30 June 2004,

                              and provided further that:-

                              (A) if BOI or NOVA or their Associated no longer hold any Shares, any countries in which the Group is not at the time of such cessation actually carrying on the Business or conducting significant and ongoing marketing efforts shall be deemed not to form part of the Exclusive Territory; and

                              (B) the Shareholders may by agreement in writing extend the scope of the Exclusive Territory to cover countries in the Extended Territory;

         "Expert"             has the meaning given to that phrase in paragraph
                              6.6 of Schedule 5;

         "Extended Territory" at any time, means those countries specified in
                              Part 2 of Schedule 10 where the Group conducts the Business at such time;

         "Financial Year"     means the financial year (as defined in the
                              Companies Acts, 1963 to 1999) of the Company determined by the Board;

         "Group" means the Company, its subsidiary from time to time and any other persons or vehicles in which the Group has an ownership interest and through whom the Group conducts the Business and the expression "Member of the Group" shall be construed accordingly;

         "Initiating          the meaning given to that phrase in Clause 8.4(a);
          Shareholder"

         "Management"         means the Chief Executive, the Chief Financial
                              Officer, the Chief Operations Officer and the
                              Chief Officer of the Company;

         "Merchant            means any customer who has a contract or other
         Customer"            arrangement with BOI for the provision of services
                              included in the Business and receives the benefit of services provided by the Company pursuant to the Outsourcing Agreement, including, without limitation, any BOI Merchant Customer;

         "Notice Period"      has the meaning given to such expression in sub-
                              clause 8.4(a);

         "NOVA Director"      means a non-executive Director appointed by the
                              NOVA Shareholder pursuant to Clause 4.1;

         "NOVA Services       means the agreement on terms to be agreed
         Agreement"           NOVA concerning the provision of Merchant
                              accounting services from NOVA to the Company;

         "NOVA Share"         means an Ordinary Share of []1 par value in the
                              share capital of the Company held by NOVA or its permitted transferee hereunder, having the rights and benefits and being subject to the restrictions set out in the Articles of Association;

         "NOVA Shareholder"   means the registered holder of one or more NOVA
                              Shares;

         "NOVA Software       means the software licence agreement between
          License Agreement"  NOVA (as licensor) and the Company, in the form set out in Schedule 8;

         "Open Market         the meaning given to that phrase in paragraph
          Value"              6.7 of Schedule 5;

         "Outsourcing         means the outsourcing agreement between the
         Agreement"           Company and BOI in the form set out in Schedule 7;

         "Parties"            means the parties to this Agreement and "Party"
                              means any one of them, including any other person who becomes a member of the Company and who agrees to be bound by the provisions of this Agreement by executing a Deed of Adherence;

         "Period"             has the meaning given to that phrase in Clause
                              11.1(a):

         "Permitted Target"   has the meaning given to that phrase in Clause
                              11.6(e);

         "Potential Business" has the meaning given to that phrase in Clause
                              11.3(a)(ii)(A);

         "Potential Deadlock" means any situation in which:

                              (a)  by virtue of a substantial disagreement
                                   amongst the Shareholders, which is manifested by an equality of votes at any two consecutive votes or meetings of the Shareholders;

                              (b)  by virtue of a substantial disagreement
                                   amongst the Shareholders, which is manifested by the Group not proceeding to carry out or agreeing to carry out any of the matters referred to in Part 1 of Schedule 11 within 10 Business Days of the matter being formally presented to the Shareholders for approval at a time when one Shareholder wishes the Company to proceed with such matter; or

                              (c) by virtue of an inability to form a quorum at any two meetings or adjourned Shareholders' meetings,

                              any of the matters referred to in Part 1 of
                              Schedule 11 cannot be resolved;

         "Proceedings"        has the meaning given to that phrase in Clause
                              26.2;

         "Prescribed Price"   has the meaning given to that phrase in paragraphs
                              6.2 and 6.3 of Schedule 5;

         "Purchase Offer"     has the meaning given to that phrase in Clause
                              8.4(a);

         "Receiving           has the meaning given to that phrase in Clause
         Shareholder"         8.4(a);

         "Relevant Date"      has the meaning given to that phrase in Clause
                              11.5(g);

         "Relevant Shares"    has the meaning given to that phrase in paragraph
                              4.1(a), 5.1 or 5.2 of Schedule 5, as the case may be;

         "Representative"     in relation to a Shareholder, means any person or
                              persons who have (or will) become entitled to legal or beneficial ownership of its Shares:

                              (a)  by reason of such Shareholder's insolvency;
                                   or

                              (b)  for any reason specified in paragraph 3(e) of
                                   Schedule 5;

         "Sale Offer"         has the meaning given to that phrase in Clause
                              8.4(a);

         "Scheme Rules" the scheme rules if any from time to time in force governing participation in the operation of a Card scheme;

         "Share"              means a share in the capital of the Company;

         "Shareholder"        means any registered holder of one or more Shares
                              from time to time;

         "Territory"          means the countries in which the Group conducts,
                              or intends to conduct, the Business, being those countries specified in Part 1 of Schedule 10;

         "Third Party         means and includes any interest or equity of any
          Interest"           person (including any right to acquire, option or
                              right of pre-emption), voting arrangement, mortgage, charge, pledge, bill of sale, lien, deposit, hypothecation, assignment or any other encumbrance, priority or security interest or arrangement or interest under any contract or trust or any other third party interest of whatsoever nature over or in the relevant property;

         "Transfer Notice"    has the meaning given to that phrase in paragraph
                              4.1 of Schedule 5;

         "Transferee"         has the meaning given to that phrase in paragraph
                              4.2 of Schedule 5; and

         "Transferor"         has the meaning given to that phrase in paragraph
                              4.1 of Schedule 5.

1.2      In this Agreement, unless the context otherwise requires:

         (a) references to this Agreement or any other document include this Agreement or such other document as varied, modified or supplemented in any manner from time to time;

         (b) subject to Clauses 7 (Transfer of Shares) and 18 (Transfer), references to any Party shall, where relevant, be deemed to be references to or to include, as appropriate, its respective permitted successors, assigns or transferees;

         (c) references to recitals, Clauses, Schedules, paragraphs and sub-divisions of them are references to the recitals, Clauses and paragraphs of, and Schedules to, this Agreement and sub-divisions of them respectively;

         (d) references to any enactment include references to such enactment as re-enacted, amended, consolidated or extended on, after or before the date of this Agreement and any subordinate legislation made from time to time under it;

         (e) references to a "person" include any individual, company, corporation, firm, partnership, joint venture, association, organisation, institution, trust or agency, whether or not having a separate legal personality;

         (f) references to the one gender include all genders, and references to the singular include the plural and vice versa;

         (g) headings are inserted for convenience only and shall be ignored in construing this Agreement;

         (i) the words "parent undertaking" and "subsidiary undertaking" shall have the meanings ascribed to them in Regulations 3 and 4 respectively of the European Communities (Companies: Group Accounts) Regulations, 1992;

         (j) the symbols "(pound)," and "IR(pound)", shall be construed as a reference to the currency of Ireland and shall, where relevant or necessary, be converted into euro ("[]") using the fixed conversion rate adopted by the member states of the European Community participating in the third stage of European Monetary Union;

         (k) references to "Ireland" and similar expressions shall be construed to mean Ireland, excluding Northern Ireland; and

         (l) references to a time of day shall be construed as a reference to Dublin time.

1.3      The Recitals and Schedules to this Agreement form part of it.

1.4 Any reference in this Agreement to a document being "in the agreed terms" is to a document in the terms agreed between the parties and initialled by them for identification purposes.

1.5 In construing this Agreement, general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2        Contribution and Completion

2.1      On the Completion Date, the Parties will implement the provisions of
         Schedule 2.

2.2      The contribution by NOVA to the Company shall be:

     (a) the NOVA Software Licences and the provision by NOVA to the Company of consultation and advice pertaining to operating practices and mergers and acquisitions/conversion expertise and fraud management;

     (b) the delivery by NOVA of operating specifications for the development of the facility of the Company at Arklow;

     (c) the delivery by NOVA of specifications for the customisation of the NOVA information technology platform to market specification of the Territory; and

     (d) NOVA making available US$5 million to the Company on terms previously discussed by the Shareholders.

2.3 The contribution by BOI to the Company shall be the transfer contemplated by the Asset Contribution Agreement.

2.3 Notwithstanding anything to the contrary contained in this Agreement or in the Articles of Association for the period from the date hereof until NOVA has satisfied the conditions in clauses 2.2(b) and (c) and has indicated the availability to the Company from NOVA of funds of an amount not less than US$5,000,000, the BOI Shares shall carry the right to receive 70% of all dividends on Shares and the NOVA Shares shall carry the right to receive 30% of all such dividends declared. The parties shall procure that 50% of the profits of the Company available for distribution (in respect of the first financial year of the Company many less any amount considered by the Board to be required for the working capital requirements or capital expenditure programme of the Company) shall be distributed to the Shareholders.

3.   The Business

3.1 The Parties shall procure that the Group's business shall, subject to Clause 3.3, constitute the provision to merchants which operate in the Territory of payment processing services for Cards in accordance with the Scheme Rules.

3.2 The Business shall be conducted in accordance with the Business Plan from time to time (subject to such amendments or changes as the Board may make to take account of changed circumstances).

3.3 The Shareholders may from time to time amend the nature and/or scope and/or the geographical extent of the Business, including extending the Business to include the provision of e-commerce services to merchants and other potential customers and the supply of additional products and services to merchants and other potential customers. If the nature and/or scope and/or geographical extent of the Business is extended in this manner, BOI and NOVA will negotiate in good faith to decide whether or not the non-compete provisions and other exclusivity restrictions contained in this Agreement will apply to the Business so extended.

3.4 The Shareholders acknowledge that it may be prudent from time to time to review and/or amend the Group's operations in light of technological developments (including changes in the method of data delivery) and/or regulatory changes which are not envisaged by the Shareholders at the date of this Agreement. In such event, the Shareholders will enter into good faith negotiations to address such developments and/or changes in an equitable manner.

3.5 The parties acknowledge their respective intention that the arrangements contemplated by this

     Agreement and the Ancillary Agreements (save the NOVA Services Agreement) are, to the greatest extent practicable, to be effective from the Effective Date.

4.       Directors

4.1 The maximum number of Directors shall be four. The BOI Shareholder shall be entitled to appoint two BOI Directors and the NOVA Shareholder shall be entitled to appoint two NOVA Directors and at any time to require the removal or substitution of any Director so appointed by it. The first Directors shall be:

         BOI Directors                         NOVA Directors
         -------------                         --------------

         Denis Hanrahan                        Ed Grzedzinski

         Paul D'Alton                          Pamela Joseph

4.2 A Shareholder may appoint or remove a Director appointed by it by depositing written notice at the Company's registered office and by sending a copy of the same to the other Shareholder.

4.3 If any Shareholder disposes of all its Shares (other than pursuant to clause 7.2), such Shareholder shall procure the resignation of the Directors at the time holding office by reason of their nomination by such Shareholder.

4.4 Any Shareholder removing a Director which it has appointed in accordance with this Clause 4 and the relevant provisions of the Articles of Association shall be responsible for and shall hold harmless the other Shareholder and the Company from and against any claim for unfair or wrongful dismissal arising out of such removal and any reasonable costs and expenses incurred in defending such proceedings.

4.5 The Board shall meet in person in Ireland not less than once in every Financial Year. The Board shall also meet in Ireland at such other times as may be required. Subject to Clauses 4.9 at each meeting of the Board and in respect of each resolution proposed to the Board or at a meeting of the Board, each Director shall have one vote. Subject to Clauses 4.9, 4.15 and 4.16, all resolutions of the Board shall be passed by simple majority vote.

4.6 Unless waived by a majority of the BOI Directors and a majority of the NOVA Directors, not less than 14 clear days' notice of all meetings of the Board shall be given to each Director and shall be accompanied by an agenda of the business to be transacted at such meeting together with all papers to be circulated or presented to the same. A Director may raise issues for discussion at any meeting of the Board, whether or not notice of such issues was provided in the manner set out in the previous sentence provided that no resolution of which no notice (or less than 14 clear days notice) has been given may be passed if it relates to any matter specified in Schedule 14, unless it is approved by at least one BOI Director and at least one NOVA Director. Within no more than 10 days after each such meeting, a copy of the draft minutes of that meeting shall be delivered to each Director.

4.7 The Directors shall elect one of their number to be chairman of the Company. The chairman shall be appointed on a rotating basis by the BOI Directors and the NOVA Directors respectively. Each chairman so appointed shall hold office for two years. The BOI Directors and the NOVA Directors may each remove a chairman appointed by it respectively and appoint a replacement chairman in his place for the remainder of the term of the outgoing chairman by depositing written notice at the Company's registered office and by sending a copy of the same to the other Directors. The first chairman shall be Ed Grzedzinski and he shall be deemed to have been elected by the NOVA Directors. In the case of an equality of votes at any meeting of the Board or of the Shareholders, the chairman shall not be entitled to a second or casting vote.

4.8 No meeting of the Board or of any committee thereof may proceed to business nor transact any business unless a quorum is present at the start of and throughout such meeting. Subject to Clause 4.16, a quorum of the Board shall be 1 BOI Director and 1 NOVA Director present in person or represented by an alternate. Subject to Clause 4.16, if a quorum of the Directors is not so present at the start of and throughout a duly convened Board or committee meeting, that meeting shall be adjourned to a day not earlier than 5 Business Days, and no later than 10 Business Days from the date of such meeting, unless all the Directors agree otherwise.

4.9 Each Director may, in accordance with and subject to the Articles of Association, appoint an alternate to represent him at meetings of the Board which he is unable to attend. Such alternate shall be entitled to attend and vote at meetings of the Board and to be counted in determining whether a quorum is present, without the need for such alternate to be approved by the Directors. Each alternate director shall have one vote for every Director whom he represents in addition to any vote of his own. If a Director (the "First Director") does not attend at a meeting of the Board or vote on a resolution, and if such Director has not appointed an alternate, then unless the First Director notifies the Company in writing to the contrary, the other Director appointed by the Shareholder who appointed the First Director shall have two votes on each resolution put to the Board for approval.

4.10 Subject only to Clause 5.1, a resolution of the Board shall be validly passed as a written resolution if the text of the resolution has been signed by a majority of the Directors (or their respective alternates) in accordance with the Articles.

4.11 The Directors shall from time to time select a chief executive officer, a chief financial officer, a chief operations officer and a chief information officer of the Company. The first chief executive officer shall be Billy Saunderson. The first chief financial officer shall be Keith Dignam. The first chief operations officer shall be Joseph Cohane. The first chief information officer shall be Grant Putre. The persons filling these executive positions shall have the responsibilities delegated to them by the Board but they shall not be appointed to the Board as Directors. The Directors shall be appointed by the Board.

4.12 Subject only to Clause 5.1, the Board may delegate any of its powers and functions to a committee or committees consisting of an equal number of BOI Directors and NOVA Directors. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board. If the Board so authorises or requests, auditors, consultants, advisers and employees of the Group shall be permitted to attend and speak at meetings of the Board, but not to vote.

4.13 The remuneration (if any) of the Directors shall be determined by, and shall be subject to the unanimous approval of, the Shareholders. The Company shall reimburse to the Directors all reasonable expenses incurred by them in the performance of their duties.

4.14 Subject to Clause 5.1, the Company shall, to the extent possible, determine the constitution of the boards of directors and management of the other Members of the Group.

4.15 If a Deemed Transfer Notice is served, the quorum requirement shall be satisfied if two Directors appointed by the Transferee are present and any resolution necessary to implement such Deemed Transfer Notice shall be deemed to have validly passed if approved by such Directors. The provisions of this Clause 4.15 apply only to resolutions necessary to implement a Deemed

         Transfer Notice and not to any other resolutions. For the avoidance of doubt, nothing in this Clause 4.15 shall prejudice the right of any Director to receive notice of and to attend Board meetings.

4.16 Notwithstanding anything contained in the foregoing provisions of this Clause 4, any two Directors may meet and pass resolutions necessary for the institution by the Company of proceedings under this Agreement or any of the Ancillary Agreement if there is a legal opinion from a senior counsel practising in commercial law to the effect that the Company has suffered or is likely to suffer material damage and has a stateable case in any such proceedings.

5.       Management of the Company

5.1 Following Completion and save as otherwise provided in this Agreement, the Shareholders shall not do, or agree to do, any of the acts set out in Schedule 11, without the consent or approval required by that Schedule and the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company to procure that the Company and/or the Board shall not, do, or agree to do, any of the acts set out in Schedule 11, without the consent or approval required by that Schedule.

5.2 The Parties shall, to the extent practicable, use all reasonable endeavours to procure that each Member of the Group shall observe and perform the provisions and conditions contained in this Agreement relating to the Company and the conduct of the Business as if they applied directly to each such Member of the Group and its respective business and assets.

5.3 As a separate and independent undertaking, the Company agrees with each Shareholder that it shall (so far as it is legally able to do so) observe and comply with the prohibitions and restrictions in this Clause 5.

6.       Finance

6.1 All capital requirements of the Group exceeding the Group's own resources from time to time required for the purpose of financing the Group's operations shall be procured either:

         (a) by equal contributions of capital to be made by the Shareholders to the Company upon request made to them, such contributions, if made, to be made in such manner (including loans) and upon such terms as may be agreed by the Shareholders.

         (b) by borrowing other than from Shareholders or NOVA or their Associated Companies (save that no third party shall thereby be or become entitled to acquire the right to participate in the share capital or profits of the Group).

6.2 For the avoidance of doubt, the provisions of Clause 6.1 do not constitute any undertaking from the Shareholders to the Group to provide funds to the Group nor to give any guarantee, security or indemnity in respect of any of the liabilities or obligations of any Member of the Group.

6.3 If BOI (or its Associated Companies) or NOVA (or its Associated Companies), as the case may be (the "transferor"), disposes of all its Shares to the other Shareholder or its Associated Companies (the "transferee") then the transferee:

         (a) shall use all reasonable endeavours to procure the assumption by it of all the obligations (including, guarantees and indemnities) of the transferor or any of its Associated

                  Companies to, on behalf of or provided for the benefit of the Member of the Group (but excluding monies advanced by the transferor and any of its Associated Companies) and pending the transferor being fully released from such obligations shall keep the transferor fully and effectively indemnified on demand against any liability pursuant thereto; and

         (b) shall procure the immediate repayment to the transferor of all monies advanced by the transferor and any of its Associated Company to any Member of the Group and then outstanding (excluding overdrafts on a bank account and loans which are in addition to pari passu loan finance (if any) provided by BOI and NOVA (or their respective Associated Companies or successors) to the Company), together with any accrued interest and any other monies then due to the transferor in respect of any loan.

7.       Transfer of Shares

7.1      (a)      Save for transfers of Shares made pursuant to the provisions of Clause 7.2, Clause 8 or paragraph 3 of Schedule 5 and subject to paragraph 2(b) of Schedule 5, no transfer of any Share (or of any interest in a Share) to a third party shall be effected or registered prior to the third anniversary of the date of this Agreement.

         (b) No transfer of any Share (or of any interest in a Share) shall be effected or registered unless:

                  (i) the proposed transferee (if not already bound by the provisions of this Agreement) has entered into a Deed of Adherence; and

                  (ii) such transfer is made in compliance with (x) Clause 7, (y) the provisions contained in Schedule 5 or (z) Clause 8; and

                  (iii) except where the transfer is in accordance with Clause 7.2, the transferee makes a loan or loans to the Company on the same terms as, and for the purpose of repaying, all loans made to the Company by the transferor or any of its Associated Companies and for the time being outstanding (excluding overdrafts on a bank account and loans which are in addition to pari passu loan finance (if any) provided by BOI and NOVA (or their respective Associated Companies or successors) to the Company) and assumes all the obligations of the transferor in respect of each guarantee and/or indemnity given by the transferor on behalf of the Company, and no Shareholder shall otherwise sell, transfer or dispose of any Share or Shares or any interest therein or (save as permitted by paragraph 2 of Schedule 5) create or permit to subsist any Third Party Interest in respect thereof.

7.2 Notwithstanding Clause 7.1, the Parties agree that a transfer of the legal and beneficial interest in all of the BOI Shares or the NOVA Shares, as the case may be, to a transferee who is and remains a wholly-owned subsidiary undertaking of the ultimate parent undertaking of the transferor Shareholder shall be permitted, provided that:

         (a) the obligations of the transferor Shareholder under this Agreement will remain unaffected by the proposed transfer;

         (b) the transferee executes a Deed of Adherence contemporaneously with such transfer;

         (c) the Shares will be re-transferred to the transferor Shareholder immediately upon the transferee ceasing to be a wholly-owned subsidiary undertaking of such ultimate holding company and failure to so re-transfer such Shares within 14 days of the transferee ceasing to be such a wholly-owned subsidiary undertaking shall result in a Deemed Transfer Notice in respect of all the Shares held by the transferee shareholder being deemed to be immediately given.

         BOI and NOVA shall provide to the other such information as the other may reasonably require to ascertain that the transferee has not ceased to be such a wholly-owned subsidiary undertaking.

7.3 The Shareholders will procure that the Directors shall register any transfer of Shares which complies with the provisions of (i) Clause 7,
         (ii) Schedule 5 or (iii) Clause 8.

8.       Deadlock

8.1 In the event of a Potential Deadlock, each Shareholder shall within 3 Business Days after such Potential Deadlock has arisen (the "Circulation Period"), cause its appointees on the Board to prepare and circulate to the senior management of each of BOI and NOVA a memorandum setting out its position on the matter in dispute and its reasons for adopting such position. Each such memorandum shall be considered by appropriate members of the respective senior management (including the chief executives) of BOI and NOVA, who shall meet together within 14 days of receipt of the memoranda and use their reasonable endeavours to resolve the Potential Deadlock.

8.2 If the appropriate senior management as aforesaid do so agree, they shall jointly issue a statement setting out the terms of such agreement and they shall procure that each Shareholder shall exercise the voting rights and other powers of control available to it in relation to the Company to procure that the terms of such agreement are implemented and that the Company shall do all things within its power to implement such terms.

8.3 If the appropriate senior management as aforesaid do not so agree within 30 days of the end of the Circulation Period, then for a period of 30 days thereafter (the "Dissolution Period"), they shall attempt to reach agreement on the most appropriate mechanism to dissolve the joint venture in a manner satisfactory to both BOI and NOVA, either by the acquisition by BOI of the NOVA Shares, the acquisition by NOVA of the BOI Shares, the disposal of the entire issued share capital of the Company or the splitting of the Group's business, assets and liabilities between BOI and NOVA.

8.4 If, at the end of the Dissolution Period, agreement has not been reached between the appropriate senior management as aforesaid as to an appropriate mechanism to dissolve the joint venture constituted by this Agreement, the following procedure shall apply:

         (a) either Shareholder wishing to initiate this procedure (the "Initiating Shareholder") shall give written notice (a "Buy-Sell Notice") to the other Shareholder (the "Receiving Shareholder"), with a copy to the Directors at the registered office of the Company, referring to this Clause, and containing two unconditional and (subject to Clauses 8.4(h) irrevocable offers in writing to the Receiving Shareholder, the first of which shall be an offer to purchase all (and not some only) of the Shares beneficially owned by the Receiving Shareholder (the "Purchase Offer") and the second of which shall be an offer to sell to the Receiving Shareholder all (and not some only) of the Shares beneficially owned by the Initiating Shareholder (the "Sale Offer"). The Buy-Sell Notice must be served within 14 days after the expiry of the Dissolution Period (the "Notice Period");

         (b) the price to be contained in the Purchase Offer shall be such price as the Initiating Shareholder shall determine. The price to be specified in the Sale Offer shall be the same amount (in euro) as the price specified in the Purchase Offer;

         (c) upon due submission of the irrevocable offers, the Receiving Shareholder may, within 14 days of receipt, accept either the Purchase Offer or the Sale Offer (and any acceptance of one such offer shall constitute a rejection of the other) and if the Receiving Shareholder has not accepted in writing one of the offers within such 14 day period, the Receiving Shareholder shall be deemed to have accepted on the fourteenth day the Purchase Offer for the price specified in the Buy-Sell Notice;

         (d) acceptance or deemed acceptance of the Purchase Offer shall bind the Receiving Shareholder to sell its Shares to the Initiating Shareholder for the price specified in the Buy-Sell Notice and shall bind the Initiating Shareholder to purchase the Shares of the Receiving Shareholder for the price specified in the Buy-Sell Notice. Acceptance of the Sale Offer shall bind the Initiating Shareholder to sell its Shares to the Receiving Shareholder for the price specified in the Buy-Sell Notice and shall bind the Receiving Shareholder to purchase the Shares of the Initiating Shareholder for the price specified in the Buy-Sell Notice;

         (e)      the sale and purchase of any Shares pursuant to this Clause
                  8.4 shall be completed within 28 days of acceptance or deemed acceptance of the relevant offer at the head office of the Company in Ireland. Any Shares so sold shall be sold free of liens, charges and encumbrances and together with all rights attaching thereto. The provisions of paragraphs 11 and 13 of
                  Schedule 5 shall apply mutatis mutandis (with any necessary consequential amendments) to the sale and purchase of such Shares;

         (f) other than dividends declared and approved by the Shareholders prior to date the occurrence of the Potential Deadlock, no dividend shall be declared or paid at any time after a Buy-Sell Notice has been served until the sale and purchase of Shares consequent thereon has been completed and the transferee of such Shares has become registered as the holder thereof or until such sale and purchase is no longer capable of being completed as a result of a failure to obtain any third party consent or approval;

         (g) no Shareholder shall be entitled to serve a Buy-Sell Notice if a Transfer Notice, a Deemed Transfer Notice, or Buy-Sell Notice has already been served pursuant to this Clause 8, unless the sale and purchase of Shares consequent thereon has been completed or is no longer capable of being completed as a result of a failure to obtain any third party consent or approval;

         (h) if both Shareholders despatch a Buy-Sell Notice on the same day in accordance with Clause 8.4(a), the Buy-Sell Notice with the higher Purchase Offer price shall be the Buy-Sell Notice to which this Clause 8.4 shall apply and the other Buy-Sell Notice shall be of no effect and shall be deemed to have been rescinded; and

         (i) if either a Purchase Offer or a Sale Offer is not capable of being completed as a result of a failure to obtain any third party consent or approval, either party shall be entitled to require the other party to complete the Sale Offer or Purchase Offer (as the case may be) which is capable of being completed.

8.5 If, at the end of the Dissolution Period, agreement has not been reached between appropriate senior management of BOI and NOVA on an appropriate mechanism to dissolve the joint venture and/or the procedures set out in Clause 8.4 have not been implemented, the Shareholders shall jointly instruct an international investment bank of repute (with offices in London and New York) that is not connected with any Party agreed upon by the Shareholders (or in the absence of agreement within 21 days of the end of the Notice Period, such international investment bank of repute with offices in London and New York appointed by the President for the time being of The Law Society of Ireland on the application of either Shareholder) to conduct a sale of the entire issued share capital of the Company to the highest bidder (excluding any Party or any of their Associated Companies) at the best price reasonably available. Each Party shall cooperate with such investment bank and the other Parties to enable a sale of the entire issued share capital of the Company to take place (including providing reasonable access to its premises, employees and officers and information within its control and signing such documents as the investment bank may advise as being necessary to effect a sale).

9.       Distribution policy

         Unless otherwise expressly agreed by each of the Shareholders in writing, the Parties shall procure that the profits of the Company available for distribution shall be dealt with as the Board may from time to time determine.

10.      Warranties

10.1     Each Shareholder warrants to the other that:

         (a) it is incorporated with limited liability and is duly incorporated or organised and validly existing under the applicable laws of its jurisdiction of incorporation or organisation and has the power and all necessary governmental and other consents, approvals, licences and authorities under any applicable jurisdiction to own its material assets and carry on its business substantially as it is conducted on the date of this Agreement;

         (b) it has the power to enter into, exercise its rights and perform and comply with its obligations contained in this Agreement and any Ancillary Agreement to which it is a party, and no limits on its powers will be exceeded as a result of the taking of any action contemplated by any such agreement;

         (c) all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents and approvals), in order to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations contained in this Agreement and any Ancillary Agreement to which it is a party have been so taken, fulfilled, or done and the requisite resolutions of its board of directors have been duly and properly passed at a duly convened and constituted meeting at which all statutory and other relevant formalities were observed to authorise its execution and performance of this Agreement and any Ancillary Agreement to which it is a party and such resolutions are in full force and effect and have not been varied or rescinded;

         (d) its obligations under this Agreement and any Ancillary Agreement to which it is a party constitute its legal, valid and binding obligations enforceable in accordance with their terms;

         (e) neither the execution or delivery of this Agreement nor any Ancillary Agreement to which it is a party, nor the carrying out of any transaction or the exercise of any rights or the performance of any obligations contemplated by this Agreement and any Ancillary Agreement to which it is a party will result in any:

                  (i)      violation of any law to which it is subject;

                  (ii)     any breach of its constitutional documents;

                  (iii) any breach of any deed, agreement or obligation made with or owed to any other person; or

                  (iv)     any breach of any limits on any of its powers; and

         (f) it is not involved in or engaged in any litigation, arbitration or other legal proceedings of a litigious nature (whether as plaintiff, claimant or defendant and whether civil, criminal or administrative) which is likely to be adversely determined and, if adversely determined, would have an adverse effect on its ability to perform its obligations under this Agreement and any Ancillary Agreement to which it is a party.

10.2 BOI agrees that it will on demand indemnify and keep indemnified NOVA from and against any loss arising out of or in connection with any breach of its warranties in Clause 10.1

10.3 NOVA agrees that it will on demand indemnify and keep indemnified BOI from and against any loss arising out of or in connection with any breach of its warranties in Clause 10.1

11       Undertakings

11.1     Non-compete
         -----------

         (a) Each Shareholder covenants in favour of the other Shareholder and in favour of the Company that for as long as it or its nominees or Associated Companies own any Shares, and for a period of two years thereafter (in this Clause 11.1(a), referred to as the "Period"), it will not, and it will procure that none of its Associated Companies shall:

                  (i) in the Exclusive Territory, either on its own account or in conjunction with, or on behalf of, any other person, carry on or be engaged, concerned or interested, or provide services to (in each case, whether directly or indirectly, whether as principal, shareholder, manager, independent contractor, consultant, partner or otherwise) any business which engages in the provision to merchants of payment processing services for Cards other than:-

                           (A) as a holder of not more than 5 per cent of the issued shares or debentures of any company listed, or dealt in, on any recognised stock exchange;

                           (B) as a holder of any shares or debentures of any company in the conduct of any fund management or similar business conducted by it at the date of this Agreement;

                           (C) pursuant to any acquisition made pursuant to Clause 11.6, (1) in the country in which the Permitted Target has an operation which is material to its business and (2) in a country in which the Permitted Target has an operation which is not material to its business provided that the Permitted Target shall not increase the resources employed by it in such country beyond the level of resources employed by it in such country at the time that the proposal concerning the Permitted Target is first considered by the Company;

                           (D) in the case of BOI, by way of the provision of banking or financial services (other than payment processing services for Cards) on arms' length terms, provided BOI has no ownership interest in, and derives no benefit from its relationship with, the recipient of such services save for normal fees or margins on such services;

                           (E) in the case of NOVA, by way of the provision of services (other than payment processing services for Cards) or by way of conducting business expressly permitted by the terms of the Econex Distribution Agreement;

                  (ii) (save as provided in Clause 11.1(a)(i)(C)) with a view to providing payment processing services for Cards either on their own account or in conjunction with or on behalf of any other person, solicit or entice away or attempt to solicit or entice away from any Member of the Group the custom or services of any person in the Exclusive Territory who is an existing customer or client (or any person who, at the time that the relevant Shareholder (or its Associated Companies) ceases to hold the Shares, is known to such Shareholder or to such Associated Companies to be a specifically identified prospective significant customer or client of any Member of the Group which the Group is expending reasonable efforts to procure as a customer or client);

                  (iii) excluding any persons responding directly to an advertisement placed in a national newspaper, whether on its own account, or in conjunction with, or on behalf of, any other person, employ, solicit or entice away or attempt to employ, solicit or entice away from any Member of the Group any person who is, or shall have been at the date of or within 90 days prior to the Shareholder or its nominee or Associated Companies ceasing to own any Shares, an officer, manager, consultant or employee of any Member of the Group, whether or not such person would commit a breach of contract by reason of leaving such employment or position (provided that nothing herein shall prevent either Shareholder from re-employing any employee who transferred to the Company on terms approved by the other Shareholder providing to such employee the right to transfer his employment back to such Shareholder); or

                  (iv) do or say anything which is untrue and detrimental to the reputation of any Member of the Group or which may lead any person to cease to deal with any Member of the Group on substantially equivalent terms to those previously offered or at all.

         (b) Each Shareholder covenants in favour of the other Shareholder and in favour of the Company that at any time after it or its nominee cease to owns any Shares it will not, and it will procure that none of its Associated Companies shall, in relation to any trade, business or company, use a name, domain name or e-mail address which includes the word "Euroconex" or any similar word in such a way as to be capable of or likely to be confused with the names, domain names, e-mail addresses, symbols or businesses of any Member of the Group and shall use all reasonable endeavours to procure that no such names, domain names, e-mail addresses or symbols shall be used by any person with which it is connected.

         (c) Each and every obligation under this Clause 11.1 shall be treated as a separate obligation and shall be severally enforceable as such, and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts as are unenforceable shall be deleted from this Clause, and any such deletion shall not affect the enforceability of all such parts of this Clause as remain not so deleted.

         (d) While the restrictions contained in this Clause 11.1 are considered by the Parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged (whether by a competent court or otherwise) to be void as going beyond what is reasonable in all the circumstances for the protection of the interest of the Parties but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

         (e) For purposes of the exclusivity and non-compete obligations contained in this Agreement and the Ancillary Agreements, the provision to a merchant of a service (which at the relevant time falls within the scope of the Business) via the internet shall be deemed to have been performed in the same physical location as the location of the financial institution appointed by such merchant to ultimately receive payment on the merchants behalf in respect of transactions processed by such merchant's transaction processor.

11.2     Covenants of the Company
         ------------------------

11.2.1 The Company undertakes to each of the Shareholders that (and each of the Shareholders shall use all reasonable endeavours to procure that) it shall, both with respect to itself and, where applicable, each other Member of the Group:

         (a) maintain adequate insurance with a well established and reputable insurer against all risks usually insured against by companies carrying on the same or similar business to the Business and (without prejudice to the generality of the foregoing) for the full replacement or reinstatement value of all its assets of an insurable nature;

         (b) keep books of account and therein make true and complete entries of all its dealings and transactions of and in relation to the Business and, where applicable, the business of any other relevant Member of the Group;

         (c) keep its books of account and all other records, documents and information relating to the business affairs of the Company (or any other relevant Member of the Group, as applicable) open to inspection by each of the Shareholders during normal business hours and on reasonable prior notice and they shall be permitted to take and remove copies thereof and give each Shareholder reasonable access to its officers and employees for the purpose of providing such information and answering such questions that the Shareholders deem necessary;

         (d) provide each Shareholder within 2 weeks of the end of each calendar month with management accounts for such month in a form acceptable to the Shareholders,

         (e) prepare such accounts in respect of each accounting reference period as are required by statute and procure that such accounts are audited as soon as practicable and in any event not later than 2 months after the end of the relevant accounting reference period;

         (f) keep each of the Shareholders fully informed as to all its financial and business affairs and in particular shall provide each of the Shareholders with full details of any actual or prospective material change in such affairs as soon as such details are available; and

         (g) provide each of the Shareholders with such financial or other information as may be reasonably requested by such Shareholder for use in the preparation by such Shareholder of its tax returns;

         (h) provide such access to the records and business activities of the Company as the Central Bank of Ireland may require from time to time.

11.2.2 The Company undertakes to each Shareholder that it shall at its own cost do, execute and provide, or procure to be done, executed and provided, all such acts, deeds, documents, information and things as may be within its power (including the passing of resolutions by the Board and powers which it has in respect of any shareholders' or directors' votes in any other Member of the Group) to ensure that it and each Shareholder can comply with any requirements imposed on any of them by any regulatory authority.

11.3     General covenants of BOI and NOVA
         ---------------------------------

         (a)      Each Shareholder covenants in favour of the other that:

                  (i) it will use all reasonable endeavours to promote the business and profitability of each Member of the Group;

                  (ii)   subject to any acquisitions made pursuant to Clause
                         11.6:

                         (A) it will use all reasonable endeavours to ensure that all business opportunities of which it becomes aware, which arise in the Exclusive Territory and which fall within the scope of the Business (the "Potential Business"), are undertaken by the Group;

                         (B) it will not undertake the Potential Business itself or jointly with any other person in competition with the Group; and

                         (C) it will promptly notify the others if it receives any approach, offer or proposal from any third party in relation to Potential Business, including providing details and copies of any documents supplied to it in connection with such approach, offer or proposal;

                  (iii) it will not (except as expressly provided for in this Agreement):

                           (A) exercise, or agree to exercise, any control which it may have in relation to the Group; or

                           (B) cast, or agree to cast, any of the voting rights exercisable in respect of any of shares held by it in any Member of the Group,

                           in accordance with the directions, or subject to the consent of, any other person;

                  (iv) it shall at its own cost do, execute and provide, or procure to be done, executed and provided, all such acts, deeds, documents, information and things as may be within its power, including in relation to the Shareholders, (without prejudice to the generality of the foregoing) the passing of resolutions (whether by the Board or in general meeting or any class meeting of the Company or any other Member of the Group) to ensure that it and each other Party can comply with any requirements imposed on any of them by any regulatory authority;

                  (v) it will use all reasonable means (including its voting power, whether direct or indirect, in relation to the Group) to give effect to the objectives of this Agreement and to ensure compliance by the Company with its obligations;

                  (vi) it shall seek to procure that the Company shall enter into arrangements with the IDA to obtain from the IDA a level of grant aid and other supports that are acceptable to each Shareholder;

                  (vii) it will co-operate and work together with each other Party in order to attempt to persuade VISA and Europay to permit the Company to operate as closely as possible to the manner in which NOVA operates in the United States of America, any business model adopted by the Company to be consistent in all respects with applicable Scheme Rules; and

                  (viii) it shall co-operate to ensure that the Group's initial structure, Business and tax affairs are implemented and operated in the most effective manner possible for taxation purposes, subject in each case to them being consistent with the tax policies of each of BOI and NOVA in force at the date of this Agreement. If changes are made to BOI's or NOVA's tax policies, (as the case may be), the other will cooperate at the request of BOI or NOVA and use all means reasonably available to it (including its voting power, whether direct or indirect, in relation to the Group) to give effect to the terms of this Clause 11.3.(a)(viii) and to ensure compliance by the Company with the terms of this Clause 11.3.(a)(viii), provided that this will not impose any financial or any other unduly onerous obligations or liabilities on the other Shareholder or the Company.

         (b) The Company and BOI covenant to cooperate in the outsourcing arrangement contemplated by the Outsourcing Agreement and, in connection therewith, acknowledge and agree that the Company will have the following rights and obligations which, in the case of the rights referred to below, shall not require the approval of the Board or the

                  Shareholders for their exercise:

                  (i) to administer all contracts and arrangements between BOI and any Merchant Customer;

                  (ii) to notify BOI when the Company desires to amend the terms of, or terminate, the contracts between BOI and Merchant Customers, or cause BOI to assign such contracts to another member in good standing of Visa/Europay;

                  (iii) to execute contracts in the agreed form with Merchant Customers for and in the name of BOI subject to the applicable underwriting guidelines set out in the Second Schedule to the Outsourcing Agreement;

                  (iv) to receive all revenues attributable to the provision of merchant acquiring transaction services to BOI Merchant Customers with effect from the Effective Date;

                  (v) to approve the entry by BOI into any agreement or arrangement with a Member Service Provider or Independent Sales Organisation (as each such term is defined in the Scheme Rules);

                  (vi) to decline to accept any Merchant Customer referred by BOI pursuant to Section 7 of the Outsourcing Agreement provided that BOI shall have the right:

                           (1) to offer to the Company such assurances and guarantees as may reasonably be requested by the Company to take on the declined Merchant Customer and provided further the Company shall not suffer or incur (and BOI shall indemnify and hold the Company harmless from) any losses associated with the
                                    acceptance of such declined Merchant
                                    Customer; or

                           (2) to refer such declined Merchant Customer to a third party.

                           If the Company deems the assurances and guarantees referred to in (1) above satisfactory the Company will accept the Merchant Customer. Notwithstanding the previous sentence, the Company shall not be obligated to approve any such BOI referred Merchant Customer with respect to whom BOI has offered such assurances and guarantees if approval of such Merchant Customer would cause the Company to violate an existing contract with a third party. Further, and for the avoidance of doubt, it is hereby agreed that the Company shall have no obligation to indemnify or hold harmless BOI from any liability, loss, cost or expense related to or arising out of the acceptance by the Company of a Merchant Customer pursuant to (1) above.

                  The provisions of this clause 11.3(b) shall survive the termination of this Agreement.

         (c) Further, in connection with the outsourcing arrangement contemplated by the Outsourcing Agreement, the Company and BOI acknowledge and agree that BOI will have the following rights and obligations:

                  (i) to terminate the contract between BOI and any Merchant Customer in accordance with the terms of the applicable contract upon, and in accordance with, the Company's notice requesting such termination provided, however, that if the contract is with a BOI Merchant Customer and the reason the Company seeks to terminate such contract is due to fraud exposure, material violation of such contract by the customer, or potential credit losses to the Company, BOI may, upon written notice to the Company, elect not to terminate such merchant, but instead to indemnify the Company for any loss, damage, expense, or liability incurred by the Company attributable to such customer;

                  (ii) not to terminate the contract of any Merchant Customer unless either:

                           (A)     specifically directed to do so by the
                                   Company, or

                           (B)     the Company consents to such termination.

                           Notwithstanding the previous sentence, if a Merchant Customer is engaged in an unlawful, or morally or ethically offensive business that may harm BOI's reputation, BOI may, upon 60 days' prior written notice to the Company, require the Company, at its election either:

                           (A) to move such Merchant Customer to another settlement sponsoring bank on or prior to the end of such 60 day period; or

                           (B) to consent to BOI's termination of such Merchant Customer, effective at the end of such 60 day period;

                  (iii) to maintain at least one full-time employee dedicated to act as a liaison between BOI and the Company;

                  (iv) to distribute in BOI branches through BOI's sales and marketing department and in accordance with the sales and marketing rota those marketing materials provided by the Company and approved by BOI pursuant to the Outsourcing Agreement;

                  (v) to sponsor Econex as a Processor in Visa and as an Member Service Provider in Europay, subject to the satisfaction by Econex of the Scheme Rules regarding such sponsorship;

                  (vi)     to assign:

                           (A) any contract with any Merchant Customer (other than a BOI Merchant Customer) to any other Visa/Europay member bank designated by the Company upon notice to that effect by the Company; or

                           (B) any contract with any Merchant Customer to any other Visa/Europay member bank upon notice to that effect by the Company at any time that BOI owns less than 10% of the then issued and outstanding equity interests of the Company

                  (vii) to conduct all communications with Europay or Visa that may impact the

                           Company only in cooperation with the Company and to attempt to procure the Company's participation in meetings to the extent permitted by Europay or Visa. BOI will use reasonable efforts within its control to present such communications in a manner that is in the best interests of the Company and BOI and not to take any position that may be contrary to the Company's interests;

                  (viii) to amend contracts with Merchant Customers upon, and in accordance with, notice from the Company provided that BOI shall not be obligated to effect any amendment that in BOI's reasonable discretion, would be unlawful or contrary to Scheme Rules or may cause material damage to BOI's reputation;

                  (ix) to fully and expeditiously cooperate in any deconversion of Merchant Customers assigned pursuant to Clause 11.3(c)(vi) hereof, in order to ensure a smooth transition of member bank responsibilities to the Visa/Europay member designated by the Company;

                  (x) to assist, at its option, a BOI Merchant Customer in finding a different Card processor upon receipt of notice from such customer that it desires to switch processors due to materially substandard service by the Company.

         Notwithstanding the provisions of this Clause, it is hereby understood and agreed that BOI shall not be obligated to take, or refrain from taking, any action pursuant to this Agreement or the Outsourcing Agreement if the taking, or refraining to take, such action if done by BOI of its own volition would result in a violation of Scheme Rules. In the event of any dispute between the parties as to whether or not any act or omission by BOI would result in a violation of Scheme Rules, the determination of this issue shall rest with the relevant Card scheme who shall act as expert and not as arbitrator and whose decision shall be final and binding on the parties. The provisions of this clause 11.3
         (c) shall survive the termination of this Agreement.

11.4     Covenants of BOI
         ----------------

         (a)      BOI undertakes in favour of the Company that:

                  (i) it will use all reasonable endeavours to provide the Company with access to potential customers through BOI's Irish and European commercial contacts with a view to speeding up the establishment and development of the Business; and

                  (ii) for so long as the Company is in compliance with all its material obligations under this Agreement and each Ancillary Agreement to which it is a party, it will not do, or omit to do, any act or thing which may jeopardise the contractual relationship of the Company with any Card Scheme.

         (b)      BOI undertakes in favour of NOVA that it will:

                  (i) co-operate and work together with NOVA with a view to procuring that the Company has available to it immediately after Completion sufficient of the current BOI employees who work in BOI's card services division so that the Company can provide service standards to BOI Merchant Customers following Completion that are at least equal to the standards in effect immediately prior to Completion; and

                  (ii) use all reasonable endeavours to channel through NOVA any card processing transactions proposed to be undertaken in the United States of America by any of BOI's European-based Merchant Customers who request BOI to provide such services.

11.5     Covenants of NOVA
         -----------------

         NOVA undertakes in favour of BOI (and in favour of the Company, in the case of (c) and (d) below) that:


         (a) at any time after BOI ceases to be Shareholder, it will use all efforts within its control to ensure that the Group will continue to provide to BOI's Merchant Customers a service standard at least equal to that provided to them prior to the date of BOI, its nominees or Associated Companies ceasing to be a Shareholder;

         (b) it will co-operate and work together with BOI with a view to procuring that the Company has available to it immediately after Completion sufficient of the current BOI employees who work in BOI's card services division so that the Company can provide service standards to BOI Merchant Customers following Completion that are at least equal to the standards in effect immediately prior to Completion;

         (c) subject to any acquisitions made by it or its Associated Companies pursuant to Clause 11.6, it will use all reasonable endeavours to channel through the Group any card processing transactions proposed to be undertaken in the Territory by any of its current or future US based merchants who request NOVA to provide such services;

         (d) it will provide the Group with access to NOVA's expertise pertaining to:

                  (i) all relevant information with regard to NOVA's business operating practices know-how, including in relation to sales, marketing and transaction processing;

                  (ii) the acquisition and conversion of merchant portfolios; and

                  (iii) risk management, particularly in the areas of internet and "card not present" transactions.

         (e) at any time when BOI or any of its nominees or subsidiary undertakings retains a legal or beneficial interest in 10% or more of the Shares, it shall procure that BOI shall not be replaced as the Company's settlement bank with respect to BOI Merchant Customers unless:

                  (i) BOI is in material breach of the Outsourcing Agreement, having given effect to any applicable cure period; or

                  (ii)     (A) the Group can demonstrate that BOI is providing
                               the relevant settlement services to the Group on financial terms which are materially worse than the terms that the Company can obtain from a third party bank on an arms' length basis; and

                           (B)  the Group has offered BOI a reasonable
                                opportunity to match such arms' length terms and BOI has failed to do so;

         (f) while BOI or its nominees or subsidiary undertakings retains a legal or beneficial interest in 10% or more of the Shares, if at any time after BOI is replaced as the Company's settlement bank with respect to the BOI Merchant Customers pursuant to
                  (e) above, it will procure that no information concerning the BOI Merchant Customers is given to the replacement settlement bank, save such information as is strictly necessary for the performance of the settlement bank function for the Company;

         (g) except with the prior written consent of BOI, which may be given or withheld at its sole discretion, if any Competitor of BOI at any time proposes to acquire any interest in the Group (the date of acquisition referred to herein as the "Relevant Date"), it shall procure that prior to any such Competitor acquiring an interest in the Group, the Competitor provides a deed of undertaking to BOI (in a form acceptable to BOI, acting reasonably) confirming that it and its affiliates (other than the Company) will not for a period of 2 years after the Relevant Date solicit or offer to any BOI Merchant Customer (a list of which may be provided to such Competitor) other than BOI Merchant Customers who on the Relevant Date already have a substantial banking relationship with such Competitor any service.

11.6     Acquisitions
         ------------

         (a) The pursuit of any proposed business or share acquisition by the Group in the Exclusive Territory relating to the Business ("Relevant Acquisition Proposal") shall be the responsibility of the Management.

         (b)      (i)      Each Shareholder shall notify the Board and the
                           Management of any potential specific Relevant
                           Acquisition Proposal which the Shareholder believes is worthy of consideration.

                  (ii) Following receipt by Management of a notification from a Shareholder pursuant to Clause 11.6 (b) (i) containing a brief description of the opportunity and contact information, Management shall, as soon as reasonably practicable but in any event within a period of 30 days following such receipt, either:

                           (A) notify the Board that Management have determined not to proceed to investigate such Relevant Acquisition Proposal with a view to making a recommendation to the Board, or

                           (B) make a recommendation to the Board as to whether or not they believe the Group should proceed with the Relevant Acquisition Proposal.

                  (iii)    If Management fail to comply with Clause 11.6 (b)
                           (ii) within 3 Business Days of a notice from the Shareholder requiring them to so comply or if Management notify the Board in the terms of Clause
                           11.6 (b) (ii) (A) or if the Directors appointed by the Shareholders who made the notification pursuant to Clause 11.6 (b) (i) indicate their wish that the Group proceed with the Relevant Acquisition Proposal but the Directors appointed by the other Shareholder do not support such resolution within a further 30 days of the recommendation being made to the Board pursuant Clause 11.6 (b) (ii) (B), then in each such case the Shareholder who made the notification pursuant to Clause 11.6 (b) (i) may itself or via an Associated Company, proceed to complete such proposal independently, outside the Group, provided that:

                           (A) a legally binding agreement relating to the acquisition is entered into within 180 days after the date upon which proposal was rejected by the Company's senior management; and

                           (B) the acquisition is concluded on terms and conditions which are not materially less favourable in the aggregate than those made known to, and rejected by, the Management or the Directors appointed by the other Shareholder (as the case may be).

         (c) Upon receiving Management's recommendation for any Relevant Acquisition Proposal, if the Directors appointed by one Shareholder endorse such proposal, but the Directors appointed by the other Shareholder reject such proposal, the Shareholder who appointed the Directors who approved the proposal may itself or via an Associated Company, proceed to complete such proposal independently, outside of the Group, provided that:

                  (A) a legally binding agreement relating to the acquisition is entered into within 180 days after the proposal was rejected by the Directors appointed by the other Shareholder; and

                  (B) the acquisition is concluded on terms and conditions which are not materially less favourable in the aggregate than those made known to, or offered to, the Group and which were rejected by the Directors appointed by the other Shareholder.

         (d) If any Relevant Acquisition Proposal is presented to the Board by Management for approval, but it is determined that the Group is unable to engage in such acquisition due to (i) regulatory constraints imposed by BOI's status as a credit institution or (ii) other competitive or market reasons connection with BOI's involvement in the Group (and the Board, in its reasonable discretion, concurs in such determination), NOVA may proceed to complete such acquisition proposal independently, outside the Group, provided that:

                           (i) a legally binding agreement relating to the acquisition is entered into within 180 days after the Directors indicated their concurrence with the determination referred to above; and

                           (ii) the acquisition is concluded on terms and conditions which are not materially less favourable in the aggregate than those made known to or offered to, the Group.

         (e)      Any business or company acquired pursuant to Clauses 11.6 (b),
                  (c) or (d) is referred to in this Clause as a "Permitted Target".

         (f) The Shareholders and the Company hereby agree to shorten the 30 day periods referred to in Clauses 11.6 (b) (ii) and 11.6
                  (b) (iii) as appropriate to take due account of the timetable laid down by the sellers of the shares or business comprised in a Relevant Acquisition Proposal;

         (g) If the Group is capable of providing payment processing services to the Permitted Target's merchants at the time of acquisition, the Shareholder which is the ultimate parent undertaking of the purchaser will procure that the purchaser offers to the Group the right to provide if permitted by the Scheme Rules, services (on an outsourcing basis) which merchants of the Permitted Target require and which form part of the Business at a price that is equal to or less than the price that the relevant merchant can from time to time obtain from a third party on an arm's length basis (or, in the case of an acquisition made by NOVA, the lesser of such price or the internal cost at which NOVA can otherwise provide such services, such services being provided pursuant to applicable service standards and on standard terms and conditions).

         (h) If the Group elects not to process such transactions for the Permitted Target or if the Permitted Target conducts business in a geographic area in which the Group does not have such transaction processing capabilities, the purchaser may process such transaction on behalf of merchants directly (or through a local affiliate) or outsource such transaction processing to a third party.

         (i)      In addition to the right of access provided by Clause 11.2.1
                  (c), but subject always to Clause 11.6 (a), the Company shall seek such documents and information in relation to a Relevant Acquisition Proposal as may be reasonably requested from time to time by any Shareholder except where the Company reasonably considers that seeking such documents and information would materially prejudice its commercial interests.

11.7     Business Plan
         -------------

         (a) The Company shall procure that, not later than 45 days before the beginning of each Financial Year, the management of the Company prepares and delivers to the Board a draft Business Plan, incorporating the proposed annual budget, balance sheet, cash flow forecast, capital requirements and Business expansion plans, and any proposed acquisitions and/or joint ventures for the next Financial Year.

         (b) The Board shall within 30 days of receiving the draft Business Plan, approve it subject to any amendments which it deems appropriate, whereupon, subject to the approval of the Shareholders in accordance with Part 1 of Schedule 11 it shall become the Business Plan for that Financial Year.

         (c) At any time during a Financial Year, the Board may make written changes to the Business Plan.

         (d) The Business Plan set out in Schedule 12 shall be the Business Plan for the Company's first Financial Year.

11.8     Duration of covenants
         ---------------------

         The Shareholders' covenants and warranties contained in this Clause 11 (save for the covenants in Clause 11.5(a) and Clause 11.5(g)):

         (a) which are given to the Company, shall bind the Shareholder who gives such covenants and warranties for so long as it or its nominees or Associated Companies continue to retain any direct or indirect legal or beneficial interest in the Shares (without prejudice to any liability which it may have for any antecedent breaches of this Clause 11); and

         (b) which are given to the other Shareholder, shall bind the Shareholder who gives such covenants and warranties for so long as it or its nominees or Associated Companies continue to retain any direct or indirect legal or beneficial interest in the Shares, in each case, without prejudice to any liability which it may have for any antecedent breaches of this Clause 11.

12.      Confidentiality

12.1 Each Shareholder undertakes (other than in respect of Confidential Information relating to that Shareholder and not the other Shareholder or the Company) to the other Shareholder and to the Company, and the Company undertakes to each Shareholder (in respect of Confidential Information relating to such Shareholder), that it will not, and will procure that its respective officers, employees, agents, advisers and other persons which it controls and the respective officers, employees and agents of each such person, will not during the period of this Agreement, and after its termination (for whatever reason) use or divulge to any person, or publish or disclose or permit to be published or disclosed, any such Confidential Information belonging to any other Party, except in the proper course of the provision of services to or on behalf of the Company or the relevant Member of the Group;

         PROVIDED THAT the obligations of this Clause shall not apply to:

         (i) any Confidential Information which the recipient can reasonably demonstrate is in the public domain through no fault of its own;

         (ii) any Confidential Information which is required to be disclosed by law, pursuant to a court order or by any recognised stock exchange or governmental or other regulatory body or requirement (and in such cases, the Party concerned shall, if practicable, supply an advance copy of the required disclosure to the other Parties and incorporate any additions or amendments reasonably requested by them);

         (iii) any Confidential Information which is disclosed to any adviser to any of the Parties, provided the recipient is required to treat it as confidential;

         (iv) any Confidential Information which is disclosed by any Party to a potential purchaser of all or any of its Shares which is not a competitor of the Company and which has entered into obligations of confidentiality similar to those contained in this Clause (and the Party disclosing Confidential Information in such circumstances shall not disclose any Confidential Information relating to the other Shareholder); or

         (v) any general business information relating to the Group of a nature customarily disclosed:

                  (A) as part of a general investor relations exercise to professional financial analysts or investors in the Shareholder; or

                  (B) to employees or for the purposes of public relations of BOI or NOVA.

12.2 Whilst the Shareholders shall use all reasonable endeavours to ensure compliance with this Clause, a Shareholder in breach of its terms shall not thereby commit a breach of this Agreement if it can show that it took reasonable steps to prevent the breach and it could not reasonably have been expected to have prevented it.

12.3 If a Shareholder ceases to hold Shares and ceases to be the ultimate beneficial owner of Shares, it shall forthwith upon request by any other Party:

         (i) deliver to such other Party or the Company (as appropriate) all copies or records of Confidential Information relating to such other Party or the Company (as appropriate) which was provided to it or which is then in its possession or under its control and expunge, and procure that there is expunged, from any computer or similar system in its possession or under its control all such Confidential Information; and

         (ii) supply written confirmation to such other Party that it has complied with its obligations under this Clause 12.

13.      Restrictions on announcements

         Subject to the disclosures permitted pursuant to Clause 12, each of the Parties undertakes in favour of the others that it will not make any announcement, statement or disclosure in connection with this Agreement or the arrangements contemplated by this Agreement unless (i) such announcement, statement or disclosure is consistent with any announcement, statement or disclosure made by the other Parties and
         (ii) the other Parties shall have given their respective consents to such announcement, statement or disclosure (which consents may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions), save that a Party may make any such announcement, statement or disclosure that is required by law or any applicable regulatory body or requirement provided that such announcement, statement or disclosure shall be no more extensive than is usual or necessary to meet the requirements imposed upon the Party making such announcement, statement or disclosure.

14.      No partnership

         Nothing in this Agreement shall constitute a partnership between any of the Parties or, save as expressly provided for in this Agreement, constitute any Party as agent or attorney of any other Party for any purpose whatever and, save as expressly provided for in this Agreement, no Party shall have authority or power to bind any other Party or to contract in the name of or create liability against any other Party in any way or for any purpose save as expressly authorised in writing one Party in favour of another from time to time.

15.      Conflict with Articles of Association

         The Shareholders agree (and the Company agrees, in relation only to the articles of association of other members of the Group) that if and to the extent that the Articles of Association or the articles of any other Member of the Group conflict with the provisions of this Agreement, this Agreement shall prevail for so long as it is in force to regulate the way in which they exercise their respective voting rights as Shareholders and each Party (in the manner aforesaid) shall at its own cost take all such further reasonable steps as may be necessary or requisite to ensure that the provisions of this Agreement shall prevail and that the Group is administered as provided in this Agreement.

16.      Remedies

         Each Party acknowledges and agrees that if any of them shall breach the warranties, representations, indemnities, covenants, agreements, undertakings, and obligations (for the purposes of this Clause referred to as the "Agreed Terms") on each of their parts contained in this Agreement or any other agreement entered into pursuant to it, damages may not be an adequate remedy in which case the Agreed Terms shall be enforceable by injunction, order for specific performance or such other equitable relief as a court of competent jurisdiction may see fit.

17.      Payments and Costs

17.1 Except as may be agreed between any relevant Parties, all payments made by any Party to another Party in connection with or pursuant to this Agreement or any Ancillary Agreement shall be in euro.

17.2 All sums payable by BOI or NOVA pursuant to this Agreement shall be paid free and clear of all deductions or withholdings, save only as may be required by law. If any such deductions or withholdings are required by law, the payor shall pay such sum as will after such deduction or withholding has been made leave the payee with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding. It is acknowledged that value added tax is not a "deduction" or "withholding" for the purposes of this Clause 17.2.

17.3     If:

         (a) for any reason any amount payable under this Agreement is paid or is recovered by a Party (in whatever manner) in a currency (the "payment currency") other than euro (or such other currency as the payor and the payee may have agreed) (the "contractual currency"); and

         (b) the payment made in the payment currency to the payee, when converted at the applicable rate of exchange into the contractual currency at or about 12:00 p.m. on the date upon which payment is made, is less than the amount payable in connection with or pursuant to this Agreement, then the payor shall, as a separate and independent obligation, and notwithstanding any previous such conversion, on demand fully indemnify the payee against the amount of the shortfall. For the purposes of this Clause, the expression "applicable rate of exchange" means the spot rate at which the payee could purchase the contractual currency in Dublin with the payment currency, taking into account any costs associated with the exchange.

17.4 Each Party shall pay its own costs and disbursements of and incidental to the preparation and execution of this Agreement and each Ancillary Agreement to which it is a party.

18.      Transfer

         Save as otherwise provided herein, the benefits and obligations conferred by this Agreement upon each of the Parties are personal to that Party and shall not be, and shall not be capable of being, assigned, delegated, transferred, sub-contracted or otherwise disposed of.

19.      Entire agreement

         This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) constitute the whole agreement between the Parties and supersedes any previous agreements, arrangements or understandings (both oral and written) between them relating to the subject matter hereof. Each of the Parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them relating to the subject matter hereof, save as expressly set out in this Agreement and the Ancillary Agreements. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Outsourcing Agreement, the provisions of this Agreement shall prevail.

20.      Variation

         No variation of any of the terms of this Agreement shall be effective unless it is in writing and signed by authorised representatives of each of the Parties. The expression "variation" shall include any variation, supplement, deletion or replacement however effected.

21.      Notices

21.1 Any notice or other communication to be given under this Agreement shall be in writing, shall be deemed to have been duly served on, given to or made in relation to a Party if it is left at the authorised address of that Party, posted by pre-paid post addressed to that Party at such address, or sent by facsimile transmission to a machine situated at such address and shall if:

         (a) personally delivered (whether by courier or otherwise), be deemed to have been received at the time of delivery;

         (b) posted from and to an inland address in Ireland, be deemed to have been received on the second Business Day after the date of posting and if posted from or to an overseas address, be deemed to have been received on the fifth Business Day after the date of posting; or

         (c) sent by facsimile transmission, be deemed to have been received upon receipt by the sender of a facsimile transmission report (or other appropriate evidence) that the facsimile has been transmitted to the addressee,

         PROVIDED that where, in the case of delivery by hand or facsimile transmission, delivery or transmission occurs after 6:00 p.m. (local time in the place to which a notice is being sent) on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9:00 a.m. (local time in the place to which a notice is being sent) on the next following Business Day.

21.2 For the purposes of this Clause the authorised address of each Party shall be the address and contact details set out below (including the details of the facsimile number) or such other address (and details) as that Party may notify to the others in writing from time to time in accordance with the requirements of this Clause:

         ----------------------------- -------------------------- --------------------------------------------
         Name                          Address                    Fax                    Marked for the
                                                                                         attention of:
         ----------------------------- -------------------------- ---------------------- ---------------------
         The Governor and Company of   Head Office,               (+353 1) 6615671       Chief Financial
         the Bank of Ireland           Lower Baggot Street,       (+353 1) 6615641       Officer ("CFO")
                                       Dublin 2,                                         and a copy to Group
                                       Ireland                                           Secretary
         ----------------------------- -------------------------- ---------------------- ---------------------
         NOVA Corporation              One Concourse Parkway,     (+1) 770698 1046       CEO and copies to CFO
                                       Suite 300,                                        and General Counsel
                                       Atlanta,
                                       Georgia 30328,
                                       USA
         ----------------------------- -------------------------- ---------------------- ---------------------
         Euroconex Technologies        c/o Card Services,         (+353 1) 6771860       CEO and copy to CFO.
         Limited                       33 Molesworth Street,                             Copy also to
                                       Dublin 2.                                         Shareholders
         ----------------------------- -------------------------- ---------------------- ---------------------

21.3 In proving such service, it shall be sufficient to prove that personal delivery was made, or that the envelope containing such notice was properly addressed and delivered into the custody of the postal authorities as a pre-paid letter, or that a confirmed facsimile transmission report has been obtained.

22.      Waiver

22.1 Any waiver of a breach of any of the terms of this Agreement or of any default hereunder shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

22.2 No failure to exercise and no relaxation, forbearance, indulgence or delay on the part of any party in exercising any right, remedy, power or privilege of that Party under this Agreement and no course of dealing between the Parties shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided by this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

23.      Severability

         If any provision or part of a provision of this Agreement or its application to any Party, shall be, or be found by any authority of competent jurisdiction to be, illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

24.      Counterparts

         This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which when taken together shall constitute a single instrument and shall take effect from the time of execution of the last engrossment. Immediate evidence that an engrossment has been executed may be provided by transmission of such engrossment by facsimile machine with the executed original to be promptly put in the post.

25.      Further assurance

         At its own cost, each Party shall, and shall use all reasonable efforts to procure that any other person shall, do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give effect to this Agreement and to ensure that all provisions of this Agreement are observed and performed.

26.      Governing law and jurisdiction

26.1 This Agreement shall be governed by, and shall be construed in accordance with, Irish law.

26.2 Each of the Parties irrevocably agrees that, subject to the last sentence of Clause 11.3(c), the courts of Ireland shall have non-exclusive jurisdiction to hear and determine any claim, suit, dispute, action, matter of difference or proceeding (together referred to in this Clause 26 as "Proceedings"), and to settle any Proceedings, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

26.3 Each Party irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 26.2 being nominated as the forum to hear, determine and settle any Proceeding which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

26.4 BOI and the Company irrevocably agree that in the event of any Proceeding between any of the Parties hereto being commenced in respect of this Agreement or any matters arising under it, the process by which it is commenced (where consistent with the applicable court rules), may be served on them in accordance with Clause 21 (Notices). NOVA irrevocably agrees that the process by which any Proceeding commenced in Ireland is begun may be served on it by being delivered to William Fry, solicitors, marked for the attention of Brendan Cahill (and NOVA confirms that William Fry has irrevocably consented to its appointment as process agent). Copies of such proceedings shall be sent also to NOVA in accordance with Clause 21. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

26.5     The submission to the jurisdiction of the courts referred to in Clause
         26.2 shall not (and shall not be construed so as to) limit the right of any Party to take proceedings against any other Party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

26.6 Each Party consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any final order or final judgment which may be given in such action or proceeding.

26.7 To the extent that any Party may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Party irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

IN WITNESS whereof the Parties have entered into this Agreement the day and year first before written.

                                   SCHEDULE 1

                             Details of the Company

          ------------------------------ -----------------------------------------------------------------------
          Name                           Euroconex Technologies Limited
          ------------------------------ -----------------------------------------------------------------------
          Date of incorporation:         26/th/ April, 2000
          ------------------------------ -----------------------------------------------------------------------
          Class of company               Irish private company limited by shares
          ------------------------------ -----------------------------------------------------------------------
          Registered number              327239
          ------------------------------ -----------------------------------------------------------------------
          Registered office              Arthur Cox Building, Earlsfort Centre, Earlsfort Terrace, Dublin 2
          ------------------------------ -----------------------------------------------------------------------
          Directors                      Denis Hanrahan, Paul D'Alton, Ed Grzedzinski,
                                         Pamela Joseph.
          ------------------------------ -----------------------------------------------------------------------
          Secretary                      Terry Forsyth

          ------------------------------ -----------------------------------------------------------------------
          Subsidiaries                   None
          ------------------------------ -----------------------------------------------------------------------
          Auditor                        Pricewaterhouse Coopers
          ------------------------------ -----------------------------------------------------------------------


         Authorised share capital immediately after Completion
         -----------------------------------------------------

         -------------------------------------------------- --------------------------------
                               Class                                     Authorised
         -------------------------------------------------- --------------------------------
          Ordinary Shares of [] 1.00 each                                 50,000,000
         -------------------------------------------------- --------------------------------

         Issued share capital immediately after Completion
         -------------------------------------------------

         ---------------------------------------- ------------------------------------------
         Name of registered holder                         Number and class of shares held
         ---------------------------------------- ------------------------------------------
                          BOI                     1 BOI Ordinary Share
         ---------------------------------------- ------------------------------------------
                         NOVA                     1 NOVA Ordinary Share
         ---------------------------------------- ------------------------------------------

                                   SCHEDULE 2

                                   Completion

1.       On the Completion Date:

         (a) the Parties will procure that a meeting of the Board shall be held to approve and pass resolutions substantially in the form specified in draft minutes in the agreed terms; and

         (b) the Parties will procure that an Extraordinary General Meeting of the Company shall be convened and that the resolutions specified in the draft notice of meeting of the Company in the agreed terms shall be proposed and passed at such meeting, such proposed resolutions including the adoption of the new Articles of Association referred to in the said resolution and attached as Schedule 3.

2. Subject to completion of the matters referred to in 1 above, the Parties who are also parties to the Ancillary Agreements (other than the NOVA Services Agreement) shall enter into the same and the Shareholders shall procure that the Company enters into those Ancillary Agreements (other than the NOVA Services Agreement) it is a party to.

                                  SCHEDULE 3

                          The Articles of Association

                                  SCHEDULE 4

                           Form of Deed of Adherence

THIS DEED OF ADHERENCE is made the           day of

BETWEEN:

(1)      [     ] whose contact details appear in the Schedule (the "New Party").

(2) [All the Parties to the Principal Agreement including any person who has entered into a Supplemental Agreement pursuant to the Principal Agreement but excluding any Shareholder (other than the Transferor) who has ceased to hold Shares.]

RECITALS:

(A) Under the terms of a joint venture agreement dated [ ] 2000 (the "Principal Agreement") and entered into between [ ] [and to which [ ] (the "Transferor") is [an original party] [a party by virtue of a Supplemental Agreement dated [ ] the Transferor has sold and transferred to the New Party [insert number and type of Shares] subject to the New Party entering into this Deed of Adherence].

(B) The New Party wishes to accept such Shares subject to such condition and to enter into this Deed of Adherence pursuant to Clause 7 (Transfer of Shares) of the Principal Agreement.

IT IS AGREED AS FOLLOWS:

1. Expressions defined in the Principal Agreement shall (unless the context otherwise requires) have the same meaning when used in this Deed.

2. The New Party hereby undertakes to and covenants with all the Parties to the Principal Agreement (including any person who has entered into a Supplemental Agreement pursuant to the Principal Agreement) to comply with the provisions of and to perform all the obligations in the Principal Agreement so far as they become due to be observed and performed on or after the date hereof as if the New Party had been an original Party to the Principal Agreement in place of the Transferor.

3. The New Party shall become a [BOI/NOVA] Shareholder and the Transferor shall cease to be a Shareholder and on and after the date hereof the New Party shall have the benefit of the provisions of the Principal Agreement as if the New Party had been an original Party thereto in place of the Transferor and the Principal Agreement shall be construed and apply accordingly.

4. For the avoidance of doubt, the New Party shall not be entitled to any amount which has fallen due for payment to the Transferor before the date hereof and shall not be liable in respect of any breach or non-performance of the obligations of the Transferor pursuant to the Principal Agreement before the date hereof and the Transferor shall remain entitled to each such amount and shall not be released from any liability in respect of any such breach or non-performance.

5. Except as expressly varied by this Deed, the Principal Agreement shall continue in full force and effect, and the Principal Agreement shall be interpreted accordingly.

6. The provisions of Clauses 1(Definitions and interpretation), 17 (Payments and costs), 19 (Entire agreement), 20 (Variation), 21 (Notices), 22 (Waiver), 23 (Severability), 24 (Counterparts) and 27 (Governing law and jurisdiction) of the Principal Agreement shall apply to this Deed mutatis mutandis as if those provisions had been set out expressly in this Deed, which shall take effect from the date set out above.

IN WITNESS whereof the parties have executed and delivered this document as their deed the day and year first above written.

                                 The Schedule

                             Details of New Party

Name:
Registered no. (if a company):
Country of incorporation (if a company):
Address:
Facsimile no.:
Other notice details:


[Execution clause]

                                  SCHEDULE 5

                            Pre-emption provisions

1 The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of Shares on which the Company has a lien or which are not fully paid. The Directors shall not register a transfer to a person who is known to them to be an infant, bankrupt or person of unsound mind provided that the Directors shall not be bound to enquire into the age or soundness of mind of any transferee or whether or not he is a bankrupt.

2        (a)      Save for transfers of Shares made pursuant to the provisions of Clause 7.2, Clause 8 and/or paragraph 3 of Schedule 5 and subject to paragraph 2(b), no sale, transfer or disposal of any Shares or any interest in any Shares shall be made by a Shareholder except in compliance with the following provisions of this Schedule and no Shareholder shall otherwise sell, transfer or dispose of any Share or any interest therein, or create or permit to subsist any Third Party Interest in respect thereof.

         (b) If necessary for the procurement of financing for BOI or NOVA or its Associated Companies, BOI or NOVA may create a Third Party Interest over its Shares in favour of any bank providing such financing, provided that:

                  (i) it notifies the other Shareholder of its intent to do so in advance of the creation of, or any variation of the terms of, the Third Party Interest;

                  (ii) it provides a copy of all documents and instruments constituting such Third Party Interest, together with any variations thereto from time to time to the other Shareholder;

                  (iii) the terms of the Third Party Interest do not result in such Shareholder having to cast, or agree to cast, any of the voting rights exercisable in respect of any Shares held by it in accordance with the directions of, or subject to the consent of the beneficiary(ies) of the Third Party Interest; and

                  (iv) the Third Party Interest does not, prior to its enforcement, constitute or operate as a transfer of any legal or beneficial interest in the Shares.

3        If:-

         (a) a Shareholder at any time attempts to deal with or dispose of any Share or any interest therein or right attaching thereto otherwise than as permitted by this Agreement;

         (b) a petition is presented or a proceeding is commenced (and such petition or proceeding is not discharged or dismissed within 5 Business Days of presentation thereof) or an order is made or an effective resolution is passed for the winding-up, insolvency, court protection, administration, re-organisation, re-construction, dissolution or bankruptcy of a Shareholder or for the appointment of a liquidator, receiver, examiner, administrative receiver, examiner, administrator, trustee or similar or analogous officer of a Shareholder of all or any part of its business or assets PROVIDED THAT these provisions shall not apply to a bona fide reorganisation or reconstruction of a Shareholder whilst solvent;

         (c) a Shareholder stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent; if a creditor takes possession of all or any part of the business or assets of a Shareholder or any execution or other legal process is enforced against the business or a material part of the assets of a Shareholder and is not discharged within 5 Business Days;

         (d)      a Change in Control occurs with respect to BOI or NOVA;

         (e) a Shareholder at any time commits a breach of paragraphs 2(b)(iii) or (iv) and fails to cure the breach within 3 days of a notice from the other Shareholder requiring remedy, or if enforcement action is taken by or on behalf of the beneficiary(ies) of any Third Party Interest in respect of a Shareholder's Shares;

         (f) a Shareholder agrees in writing that it will provide funds in excess of (Euro) 1,000,000 euros to the Group for the capital requirements of the Group and such Shareholder fails to provide such funds by the date specified and, following notice from the Company referring to this sub-paragraph (f) and allowing a further 14 day period to provide such funds, the Shareholder has failed to provide the funds within the further 14 day period (provided that such failure is not attributable to reasons outside of the control of such Shareholder and provided further that such Shareholder contributes such funds as soon as is reasonably possible following the cessation of the event(s) outside its control which delayed its contribution and in any event within 90 days following such cessation);

         (g) anything analogous or having a substantially similar effect to any of the events specified in this paragraph 3 happens under the laws of any applicable jurisdiction,

         that Shareholder or his Representative in the case of paragraphs (b) (or, if relevant, (e)), shall be deemed to be a Transferor and to have given immediately prior to such attempt or event (as the case may be), a transfer notice (herein a "Deemed Transfer Notice") in respect of such Share, which shall be governed by paragraph 5.

4.1 Before selling, transferring or otherwise disposing of any Share or any interest in any Share, the Shareholder proposing to sell, transfer or dispose of the same (hereinafter called the "Transferor", which term shall be deemed to include all nominees and Associated Companies of such Shareholder which hold any Shares) shall give a notice in writing (hereinafter called a "Transfer Notice") to the Company and each Director (at the Company's registered office) that it wishes to sell, transfer or dispose of the same. The Transfer Notice shall specify:

         (a) the class and number of Shares and/or any interest therein which the Transferor wishes to transfer or dispose of (which shall be all (but not part only) of the Shares then held by the Transferor) (hereinafter called the "Relevant Shares"); and

         (b) the price at which the Transferor is willing to sell the Relevant Shares (such price being irrevocable, save with the consent of the other Shareholder),

         and shall have annexed to it the share certificate(s) in respect of the Relevant Shares.

4.2 The Transfer Notice shall constitute the Company the agent of the Transferor for the sale of the Relevant Shares at the Prescribed Price (as hereinafter defined) during the Prescribed Period (as hereinafter defined) to the other Shareholder which is not the Transferor (the "Transferee") and save as provided in paragraph 6 of this Schedule shall not be revocable except with the written consent of such other Shareholder.

5.1 Within 2 Business Days after the receipt of any Transfer Notice, the Directors shall serve a copy of that Transfer Notice on the Transferee. In the case of a Deemed Transfer Notice (other than a Deemed Transfer Notice which arises as a result of a Change in Control), the Directors shall similarly serve notice on all the Shareholders (including the Transferor), notifying them that the same has been deemed to have been given, within 5 Business Days after (i) the date of the event giving rise to the Deemed Transfer Notice or (ii) (if later) the date on which the Directors (as a whole) actually become aware of such event and shall specify in such notice the number and class of Shares which the Transferor is deemed to wish to transfer (which shall be all (but not part only) of the Shares then held by the Transferor) (also referred to in this Schedule as the "Relevant Shares"). That notice shall then constitute a Transfer Notice and the provisions of this Schedule shall apply mutatis mutandis thereto save that:-

         (a)      it shall not be revocable; and

         (b) the Transferor shall not be entitled to specify a price at which it is willing to sell the Relevant Shares.

5.2 In the case of a Deemed Transfer Notice arising as a result of a Change in Control of BOI or NOVA, the Directors shall similarly serve notice on all the Shareholders (including the Transferor), notifying them that the same has been deemed to have been given, within 5 Business Days after (i) the date of the event giving rise to the Deemed Transfer Notice or (ii) (if later) the date on which the Directors (as a whole) actually become aware of such event and shall specify in such notice the number and class of Shares which the Transferor is deemed to wish to transfer (which shall be all (but not part only) of the Shares then held by the Transferor) (also referred to in this Schedule as the "Relevant Shares"). That notice shall then constitute a Transfer Notice and the provisions of this Schedule shall apply mutatis mutandis thereto save that:-

         (a)      it shall not be revocable;

         (b) the Transferor shall not be entitled to specify a price at which it is willing to sell the Relevant Shares;

         (c) the Prescribed Period shall not have the meaning given to it in paragraph 7 of this Schedule but shall be the period commencing on the date of the Transfer Notice or the date of such agreement, if later, and expiring 12 months thereafter; and

         (d) BOI and NOVA shall negotiate in good faith with the acquiror to determine whether the existing Share arrangements and the Business can be preserved in a manner which is acceptable to each of them, acting reasonably.

6.1 If the price stated in the Transfer Notice shall be accepted by the Transferee, such price shall be the Prescribed Price (as determined pursuant to paragraphs 6.2 or 6.3 below). If such price shall not be so accepted, or because a Deemed Transfer Notice was served, no such price was served, the Shareholders shall seek to agree in good faith a price for the Relevant Shares.

6.2 If within 20 Business Days after the date on which the Transfer Notice was given by the Directors, the Transferor and the Transferee shall have agreed a price for the sale of the Relevant Shares, then such price shall be the Prescribed Price.

6.3 In default of such agreement within such period, the Directors shall forthwith request the Expert to determine and certify in writing the sum considered by it to be the Open Market Value of the Relevant Shares as at the date of the Transfer Notice. The lesser of:

         (a)      the Open Market Value as at the date of the Transfer Notice;
                  and

         (b)      the price (if any) specified in the Transfer Notice,

         shall be the Prescribed Price.

6.4 The Expert shall act as an expert and not as an arbitrator and its written determination shall be final and binding on the Shareholders. The Shareholders will, and will procure that the Company will, give all reasonable assistance to the Expert to enable the Expert to determine the sum considered by it to be the Open Market Value of the Relevant Shares as at the date of the Transfer Notice. The Expert shall make its working papers relating thereto available to each Shareholder upon request. The costs and expenses of the Expert shall be borne by the Shareholders equally PROVIDED THAT if the Transferor is in liquidation, receivership or is the subject of a court protection order or any analogous proceeding under the laws of any jurisdiction or is otherwise unable or unwilling to pay such costs, an amount equal to the Transferor's share of such costs shall be deducted from any purchase monies otherwise to be paid to the Transferor.

6.5 The Parties shall use their respective reasonable endeavours to ensure that the Expert makes its determination within 20 Business Days of referral of the matter to it. The Transferor shall be entitled by written notice to the Directors to withdraw the Transfer Notice (not being a Deemed Transfer Notice) within 2 weeks of the date on which it is notified of the Expert's determination of the Prescribed Price.

6.6 The "Expert" shall be such investment bank or international accounting practice not connected to any Party as may be agreed by the Shareholders or, in the absence of agreement, such international investment bank (with offices in New York and London) or international accounting practice not connected to any Party as may be nominated at the request of any Shareholder by the President from time to time of the Law Society of Ireland.

6.7 For the purpose of this Schedule, the "Open Market Value" of the Relevant Shares at the date of the Transfer Notice shall be ascertained on the following assumptions and bases:

         (i) valuing the Relevant Shares as on an arms' length sale between a willing vendor and a willing purchaser taking into account any bona fide arms' length offer from an independent third party made within the preceding twelve months in respect of all the Shares but not taking any account of any expenses that might be incurred in connection with the sale and purchase of the Relevant Shares;

         (ii) if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

         (iii) that the Relevant Shares are capable of being transferred without restriction;

         (iv) taking full account of any rights and obligations attached to the Relevant Shares, whether by virtue of any contract or otherwise;

         (v) taking no account of whether or not the Relevant Shares carry a majority of the voting rights capable of being exercised at general meetings of the Company;

         (vi) that the Ancillary Agreements will operate in the manner set out therein after the transfer; and

         (vii) having regard to the valuation of companies in the same business sector as the Company whose shares are listed, or quoted, or traded, on the New York Stock Exchange or through the NASDAQ National Market System, or on EASDAQ, or on the London Stock Exchange, or on any other recognised stock exchange in Europe.

7. If the Prescribed Price is accepted or agreed as aforesaid, the Prescribed Period shall commence on the date of the Transfer Notice (or the date of such agreement, if later), and shall expire 30 days thereafter. If the Prescribed Price is not so accepted or agreed then the Prescribed Period shall commence on the date on which the Expert shall have notified the Directors of its determination of the Prescribed Price and shall expire 30 days thereafter.

8. Promptly following acceptance or agreement of the Prescribed Price or 2 weeks after the Transferor has been notified of the determination of the Prescribed Price by the Expert and has not withdrawn its Transfer Notice pursuant to paragraph 6.5 of this Schedule, the Relevant Shares shall be offered by the Company by notice in writing to the Transferee for purchase at the Prescribed Price. Such offer shall be open for acceptance at any time within the Prescribed Period. Every such offer shall specify the total number of Relevant Shares and shall be accompanied by a form of application for use by the Transferee in applying for all (but not part only) of the Relevant Shares.

9. If the Shareholder which is not the Transferor applies for all or any of the Relevant Shares within the Prescribed Period, the Directors shall promptly give notice in writing thereof to the Transferor and the Transferor shall be bound upon payment to transfer such of the Relevant Shares to the Transferee as it has applied for. The purchase shall be completed at a place and time specified by the Directors being not less than 2 Business Days nor more than 10 Business Days after the date of such notice, and the Directors shall be bound to register the transfer.

10. An offer of sale of the Relevant Shares made by the Directors pursuant to this Schedule shall only be capable of acceptance when all of the Relevant Shares shall have been accepted by the Transferee. If by the foregoing procedures the Directors shall not have received acceptances in respect of all of the Relevant Shares within the Prescribed Period, they shall forthwith give notice in writing of that fact to the Transferor. The Transfer Notice shall then be deemed to have been withdrawn and no transfers shall take place provided that the Transferor shall then be entitled at any time within 90 days after the date of the Directors' said notice:

         (a) to sell and transfer all (but not part) of the Relevant Shares which have not been accepted as aforesaid to any person at any price greater than the Prescribed Price and the Directors shall be bound to register the same; or

         (b) if the Transferor is a Representative, to elect to be registered himself as the holder of all or part of those Relevant Shares which have not been accepted as aforesaid, without triggering the pre-emption rights in this Schedule.

11. A Transferor, having become bound to transfer any Shares pursuant to this Agreement shall deliver to the transferee duly executed transfers in respect of such Shares in favour of the transferee together with the relative share certificate(s) against payment by the transferee of the price due in respect thereof. If the Transferor makes default in transferring the same, each Director is hereby irrevocably and unconditionally appointed as the attorney of the Transferor to complete and to execute and deliver the necessary instrument of transfer of such Shares together with an indemnity from the Transferor in respect of non-production of share certificates in respect of such Shares and may deliver them on the Transferor's behalf and the Company shall receive the purchase money on trust for the Transferor and shall thereupon (subject to such instrument being duly stamped) cause the transferee to be registered as the holder of such Shares. The Company shall not be bound to earn or pay interest on any money so held and shall not pay such money to the Transferor until it shall have delivered its share certificates (or an appropriate indemnity in respect of any lost certificates) to the Company. The receipt of the Company for such purchase money shall be a good discharge to the transferee who shall not be bound to see to the application thereof, and after the name of the transferee has been entered in the register of members in purported exercise of the aforesaid power, the validity of the proceedings shall not be questioned by any person.

12. For the purpose of ensuring that a particular transfer of a Share is permitted under this Agreement, the Directors appointed by the holders of Shares not the subject of the relevant transfer may require the Transferor or the person named as transferee in any transfer lodged for registration to furnish the Company with such information and evidence as they may, acting reasonably, think necessary or relevant. Failing such information or evidence being furnished to the satisfaction of such Directors within a period of 28 days after such request, the Directors shall be entitled to refuse to register the transfer in question.

13. An obligation to transfer a Share under the provisions of this Agreement shall be deemed to be an obligation to transfer as legal and beneficial owner the entire legal and beneficial interest in such Share free from any lien, charge or other encumbrance or Third Party Interest and together with all rights attaching thereto and shall bind each Party accordingly.

14. Upon the transfer of any Shares pursuant to the provisions of this Agreement, the Transferor shall be entitled to all dividends and interest accrued in relation to those Shares up to the date of transfer.

15. The provisions of this Schedule may be waived in whole or in part in any particular case with the prior written consent of each of the Shareholders.

                                  SCHEDULE 6

                         Asset Contribution Agreement

                                  SCHEDULE 7

                             Outsourcing Agreement

                                   SCHEDULE 8

                        NOVA Software License Agreements

                                   SCHEDULE 9

                             BOI Services Agreement



                                   SCHEDULE 10

                              Sphere of operations

                             Part 1 - The Territory
                             ----------------------

Ireland

United Kingdom (includes Isle of Man, Channel Islands)
France
Spain
Italy
Germany
Belgium
The Netherlands
Denmark
Sweden (includes Bear Island, Faeroe Island, Greenland)
Greece
Luxembourg
Austria
Finland
Portugal
Norway
Switzerland

                        Part 2 - The Extended Territory
                        -------------------------------

European countries as listed under the VISA and Europay Card Scheme rules (excluding countries listed in Part 1).

Albania
Andorra
Armenia
Azerbaijian
Belarus
Bulgaria
Cyprus
Czech Republic
Estonia
Monaco
Georgia
Gibraltar
Hungary
Iceland
Israel
Kyrgzstan

Latvia
Liechtenstein
Lithuania
Malta
Moldova
Norway
Poland
Republic of Bosnia-Herzegovnia
Republic of Croatia
Republic of Kazakhstan
Republic of Macedonia
Republic of Slovenia
Romania
San Marino
Slovak Republic
Tadjikistan
Turkey
Turkmenistan
Ukraine
Uzebekistan
Vatican City
Yugoslavia

                                  SCHEDULE 11

            Matters requiring Shareholder consent or Board approval

The provisions of this Schedule 11 may be amended from time to time by agreement in writing between the Shareholders

                 Part 1 - Matters requiring Shareholders consent

Each of the matters set out in Part 1 of this Schedule in relation to the Company, and to the extent possible, the other Members of the Group, shall require prior approval by the consent in writing of the BOI Shareholder and the NOVA Shareholder respectively (and all references to "shares" in this Schedule shall be deemed to include a reference to the Shares):

(a) the acquisition or disposal of any interest in any real property, whether freehold or leasehold, with a value in excess of 10,000,000 euros (or such other figure as the Shareholders may agree in writing);

(b) except for borrowing between Group members, borrowing any money, or obtaining credit (other than normal trade credit) or making any other arrangement having a similar effect (including, without limitation, debt factoring, invoice discounting, hire purchase, equipment leasing, conditional or credit sales, or any off balance sheet borrowings), or materially varying the terms of any credit arrangement in each case, whereby the aggregate amount outstanding and owing by the Group from time to time (including sums attributable to capital under the then current accounting practice) exceeds 10,000,000 euros (or such other figure as the Shareholders may agree in writing);

(c) except as provided for in this Agreement, any alteration to the Memorandum and Articles of Association;

(d)      (A)  the modification of any of the rights attached to any shares or the creation or allotment or issue of any shares or (except pursuant to a share option or similar scheme for employees the terms of which have been agreed by the Shareholders) the grant of, or agreement to grant, an option over, or the issue of a right to call for the issue of any shares or uncalled capital or the issue of any obligations convertible into shares;

         (B) consolidating, subdividing, purchasing, redeeming or cancelling any Shares or any other share capital reorganisation;

         (C) capitalising any reserves, or reducing any amount standing to the credit of its share premium account or capital redemption or other reserve or approving any dividend or any other distribution (in cash or in specie);

         (D)  the making of any contribution to the capital of the Company;

(e)      (A)  entering into an agreement or letter of intent with any person or with a view to a disposal of any interest in shares;

         (B) taking any steps with a view to a liquidation, winding up or examinership of any Member of the Group or the appointment of a receiver to all or a material part of its assets;

(f) except as provided for in or permitted by this Agreement or the Articles concerning the appointment and removal by BOI and NOVA of their respective nominees to the Board, appointing or removing (other than as an alternate pursuant to the Articles) any person as a director of any Member of the Group;

(g) except as provided for in or permitted by this Agreement or the Articles, approving the transfer (whether legal or beneficial) of any Shares in any Members of the Group;

(h) approving any substantial alterations to (including cessation of) the nature or geographical area of the Business or the commencement of any materially new type of business;

(i) entering into, materially varying or terminating any transaction or arrangement (whether or not constituting a contract and including, without limitation, any gift or loan and including the giving of any Board or other consent or approval under any service agreement):

         (A)      with any member of the Board; or

         (B) with any person related to otherwise closely connected with any member of the Board; or

         (C) in which any member of the Board or any such person has an interest,

         except for any transaction for which provision is made in the service agreements with the Management;

(j) whether by a single transaction or by a series of transactions, acquiring, selling, leasing, assigning, disposing of, parting with possession of or transferring or entering into any other agreement for the acquisition, sale, transfer, surrender or other disposition of any of the undertaking, property, assets or business of any Member of the Group member for a consideration in excess of 10,000,000 euros;

(k) acquiring or entering into any other agreement for the acquisition (including by way of outsourcing) of any business, or for the acquisition of any company shares for a consideration in excess of 10,000,000 euros;

(l) incurring or agreeing to incur capital expenditure in any one financial year exceeding in the aggregate 10,000,000 euros;

(m) entering into (other than as contemplated by this Agreement), varying or terminating any Ancillary Agreement (other than in accordance with its terms) or any other agreement with a Shareholder or any Associated Company (excluding normal banking arrangements);

(n)      the formation of any subsidiary undertaking;

(o)      the participation in any partnership or joint venture;

(p)      any material change to the technology platform used by the Company; and

(q)      the approval, adoption or any material change to the Business Plan.

Part 2 - Matters requiring Board approval

Each of the matters set out in Part 2 of this Schedule in relation to the Company, and to the extent possible, the other Members of the Group, shall, unless the relevant matter below has been included in any Business Plan adopted in accordance with Clause 11.7, require prior approval of the Board (and all references to "shares" in this Schedule shall be deemed to include a reference to the Shares):

(a) establishing or modifying any profit sharing scheme, incentive arrangements, bonuses, pension plan or appointing or removing any trustees or managers of any pension scheme;

(b) adopting any material new accounting policy or practice or making any material change to any existing accounting policy or practice, except as required by law to comply with a new accounting standard;

(c) engaging or dismissing any employee or consultant whose annual remuneration (including benefits and bonuses) exceeds 125,000 euros (or such other amount as the Board may resolve) or making any material variation in the terms of engagement (including remuneration) of such a person;

(d) entering into, materially varying or terminating any lease, licence, tenancy, contract or similar arrangement where the rental and all other payments under it exceeds 200,000 euros annually;

(e)      the entry into any contract otherwise than on an arm's length basis;

(f) approval of or amendment to the long term strategic plan of the Company;

(g) whether by a single transaction or by a series of transactions, acquiring, selling, leasing, assigning, disposing of, parting with possession of or transferring or entering into any other agreement for the acquisition, sale, transfer, surrender or other disposition of any of the undertaking, property, assets or business of any Member of the Group member for a consideration greater than 500,000 euros;

(h) incurring or agreeing to incur capital expenditure in any one financial year exceeding in the aggregate 500,000 euros;

(i) except for borrowing between Group members, borrowing any money, or obtaining credit (other than normal trade credit) or making any other arrangement having a similar effect (including, without limitation, debt factoring, invoice discounting, hire purchase, equipment leasing, conditional or credit sales, or any off balance sheet borrowings), or materially varying the terms of any credit arrangement in each case, whereby the aggregate amount outstanding and owing by the Group from time to time (including sums attributable to capital under the then current accounting practice) exceeds 1,000,000 euros (or such other figure as the Shareholders may agree in writing);

(j) the appointment of auditors, consultants, tax advisers and solicitors to the Company;

(k) making any loan or advance (other than a deposit of money with a bank, normal trade credit or advances to merchants in the ordinary course of business) to any person;

(l) the creation or issue or allowing to come into being of any Third Party Interest (other than a lien on assets arising by operation of law in the ordinary course of business and securing sums not more than 30 days overdue) upon any part of the undertaking, property or assets or uncalled capital of the Group or the creation or issue of any debenture or debenture stock or the issue of any guarantee or indemnity (other than in the ordinary course of business);

(m) engaging in any derivative or hedging transaction outside the cash management policy set out in the annual budget contained in the Business Plan;

(n) commencing or settling any litigation or arbitration proceedings involving payments by the Company in excess of 100,000 euros in any one case (other than (i) in relation to an Ancillary Agreement and/or (ii) in respect of debt collection in relation to a person which is not a Party or an Associated Company);

(o) the acquisition or disposal of any interest in any real property, whether freehold or leasehold with a value in excess of 500,000 euros.

                                   SCHEDULE 12

                                  Business Plan

                                   SCHEDULE 13

                         Econex Distribution Agreement

SIGNED by                          )
for and on behalf of               )
THE GOVERNOR AND COMPANY OF        )
THE BANK OF IRELAND                )        /s/ Terry Forsyth
in the presence of:                )        -----------------

         /s/ Terry Forsyth
         -----------------

SIGNED by                          )
for and on behalf of               )
NOVA CORPORATION                   )        /s/ Edward Grzedzinski
in the presence of:                )        ----------------------


         /s/ Cherie Fuzzell
         ------------------

SIGNED by                          )
for and on behalf of               )
EUROCONEX TECHNOLOGIES LIMITED     )        /s/ W. F. Saunderson
in the presence of:                )        --------------------

         /s/ Noel Gaughran
         -----------------

                       "SCHEDULES INTENTIONALLY OMITTED"